================================================================================

                                  $250,000,000

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                          Dated as of February 10, 2003

                                      among

                               LIBBEY GLASS INC.,

                                       and

                               LIBBEY EUROPE B.V.

                                as the Borrowers,

                             BANK OF AMERICA, N.A.,
                 as the Administrative Agent, Swing Line Lender

                                       and

                                as an L/C Issuer,

                                  BANK ONE, NA
                                       and
                              FLEET NATIONAL BANK,

                              as Syndication Agents

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,

                                       and

                         BANC ONE CAPITAL MARKETS, INC.,

                                       as

                  Joint Lead Arrangers and Joint Book Managers

================================================================================

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
                                                                                                               ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1

         1.01         Amendment and Restatement...................................................................1

         1.02         Defined Terms...............................................................................2

         1.03         Other Interpretive Provisions..............................................................28

         1.04         Accounting Terms...........................................................................28

         1.05         Rounding...................................................................................29

         1.06         References to Agreements and Laws..........................................................29

         1.07         Exchange Rates; Currency Equivalents.......................................................29

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS.................................................................29

         2.01         Amounts and Terms of Commitments...........................................................29

         2.02         Borrowings, Conversions and Continuations of Loans.........................................31

         2.03         Negotiated Rate Loans......................................................................33

         2.04         Letters of Credit..........................................................................34

         2.05         Prepayments................................................................................42

         2.06         Swing Line Loans...........................................................................43

         2.07         Reduction or Termination of Commitments; Optional Increase in Commitments..................47

         2.08         Repayment of Loans.........................................................................48

         2.09         Interest...................................................................................48

         2.10         Fees.......................................................................................49

         2.11         Computation of Interest and Fees...........................................................49

         2.12         Evidence of Debt...........................................................................49

         2.13         Payments Generally.........................................................................50

         2.14         Sharing of Payments........................................................................52

         2.15         Extensions of Revolving Loan Termination Date..............................................52

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...............................................................54

         3.01         Taxes......................................................................................54

         3.02         Illegality.................................................................................56

SECTION                                                                                                        PAGE
                                                                                                               ----
         3.03         Inability to Determine Rates...............................................................56

         3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on Fixed Rate Loans..........57

         3.05         Funding Losses.............................................................................58

         3.06         Matters Applicable to all Requests for Compensation........................................58

         3.07         Survival...................................................................................58

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................................................59

         4.01         Conditions of Effectiveness of Amendment and Restatement and Credit Extension on
                      the Amendment and Restatement Effectiveness Date...........................................59

         4.02         Conditions to all Credit Extensions........................................................60

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................61

         5.01         Existence, Qualification and Power; Compliance with Laws...................................61

         5.02         Authorization; No Contravention............................................................61

         5.03         Governmental Authorization.................................................................61

         5.04         Binding Effect.............................................................................61

         5.05         Financial Statements; No Material Adverse Effect...........................................62

         5.06         Litigation.................................................................................62

         5.07         No Default.................................................................................62

         5.08         Ownership of Property; Liens...............................................................62

         5.09         Environmental Compliance...................................................................62

         5.10         Insurance..................................................................................64

         5.11         Taxes......................................................................................64

         5.12         ERISA Compliance...........................................................................64

         5.13         Subsidiaries...............................................................................65

         5.14         Margin Regulations; Investment Company Act; Public Utility Holding Company Act.............65

         5.15         Disclosure.................................................................................65

         5.16         Intellectual Property; Licenses, Etc.......................................................65

         5.17         Solvency...................................................................................65

ARTICLE VI AFFIRMATIVE COVENANTS.................................................................................66

         6.01         Financial Statements.......................................................................66

         6.02         Certificates; Other Information............................................................67

         6.03         Notices....................................................................................68

SECTION                                                                                                        PAGE
                                                                                                               ----
         6.04         Payment of Obligations.....................................................................68

         6.05         Preservation of Existence, Etc.............................................................68

         6.06         Maintenance of Properties..................................................................69

         6.07         Maintenance of Insurance...................................................................69

         6.08         Compliance with Laws.......................................................................69

         6.09         Books and Records..........................................................................69

         6.10         Inspection Rights..........................................................................69

         6.11         Compliance with ERISA......................................................................69

         6.12         Use of Proceeds............................................................................70

         6.13         Environmental Disclosure and Inspection....................................................70

         6.14         Borrower's Remedial Action Regarding Hazardous Materials...................................70

         6.15         Further Assurances.........................................................................71

ARTICLE VII NEGATIVE COVENANTS...................................................................................71

         7.01         Liens......................................................................................71

         7.02         Investments................................................................................73

         7.03         Indebtedness...............................................................................74

         7.04         Fundamental Changes........................................................................76

         7.05         Dispositions...............................................................................76

         7.06         Lease Obligations..........................................................................77

         7.07         Restricted Payments........................................................................78

         7.08         ERISA......................................................................................79

         7.09         Change in Nature of Business...............................................................79

         7.10         Transactions with Affiliates...............................................................79

         7.11         Burdensome Agreements......................................................................79

         7.12         Use of Proceeds............................................................................80

         7.13         Contingent Obligations.....................................................................80

         7.14         Financial Covenants........................................................................81

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES......................................................................81

         8.01         Events of Default..........................................................................81

         8.02         Remedies Upon Event of Default.............................................................83

         8.03         Judgment Currency..........................................................................84

SECTION                                                                                                        PAGE
                                                                                                               ----
ARTICLE IX ADMINISTRATIVE AGENT..................................................................................84

         9.01         Appointment and Authorization of the Administrative Agent..................................84

         9.02         Delegation of Duties.......................................................................85

         9.03         Liability of the Administrative Agent......................................................85

         9.04         Reliance by the Administrative Agent.......................................................85

         9.05         Notice of Default..........................................................................86

         9.06         Credit Decision; Disclosure of Information by the Administrative Agent.....................86

         9.07         Indemnification of the Administrative Agent................................................87

         9.08         Administrative Agent in its Individual Capacity............................................87

         9.09         Successor Administrative Agent.............................................................88

         9.10         Syndication Agents; Joint Lead Arrangers; Joint Book Managers..............................88

ARTICLE X MISCELLANEOUS..........................................................................................89

         10.01        Amendments, Etc............................................................................89

         10.02        Notices and Other Communications; Facsimile Copies.........................................90

         10.03        No Waiver; Cumulative Remedies.............................................................91

         10.04        Attorney Costs, Expenses and Taxes.........................................................91

         10.05        Indemnification by the Borrowers...........................................................92

         10.06        Payments Set Aside.........................................................................93

         10.07        Successors and Assigns.....................................................................93

         10.08        Confidentiality............................................................................97

         10.09        Set-off....................................................................................98

         10.10        Interest Rate Limitation...................................................................98

         10.11        Counterparts...............................................................................99

         10.12        Integration................................................................................99

         10.13        Survival of Representations and Warranties.................................................99

         10.14        Severability...............................................................................99

         10.15        Foreign Lenders............................................................................99

         10.16        Replacement of Lenders....................................................................100

         10.17        Governing Law.............................................................................101

         10.18        Waiver of Right to Trial by Jury..........................................................102

         10.19        Entire Agreement..........................................................................102

         10.20        Unrestricted Subsidiaries.................................................................102

SECTION                                                                                                        PAGE
                                                                                                               ----

         10.21        Consent to Consolidated Amendment to Guaranties...........................................103

         10.22        Several Liability of Borrowers............................................................103

SCHEDULES

     1.01                      Existing Letters of Credit
     2.01                      Revolving Loan Commitments and Pro Rata Shares
     5.09                      Environmental Compliance
     5.12                      ERISA
     5.13                      Subsidiaries and Other Equity Investments
     7.01                      Existing Liens
     7.02                      Existing Investments
     7.03                      Existing Indebtedness
     7.06                      Existing Leases
     7.13                      Existing Contingent Obligations
     10.02                     Eurodollar, Offshore Currency and Domestic Lending Offices,
                               Addresses for Notices

EXHIBITS
     FORM OF

     A-1                       Notice of Borrowing
     A-2                       Notice of Conversion/Continuation
     B                         Swing Line Notice
     C-1                       Revolving Loan Note
     C-2                       Negotiated Rate Loan Note
     C-3                       U.S. Swing Line Note
     C-4                       Offshore Currency Loan Note
     C-5                       Offshore Currency Swing Line Note
     D                         Compliance Certificate
     E                         Assignment and Assumption Agreement

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Agreement") is entered into as of February 10, 2003 among LIBBEY GLASS INC., a Delaware corporation (the "US Borrower"), LIBBEY EUROPE B.V., a company organized and existing under the laws of the Netherlands (the "Dutch Borrower", and together with the US Borrower, the "Borrowers"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as the administrative agent, Swing Line Lender and an L/C Issuer, and BANK ONE, NA and FLEET NATIONAL BANK, as syndication agents (the "Syndication Agents", and together with the Administrative Agent, the "Agents").

         The Lenders have provided to the US Borrower a revolving credit facility pursuant to that certain Revolving Credit Agreement dated April 23, 2002 by and among the US Borrower, the Lenders and the Agents (the "Original Credit Agreement");

         The Borrowers have requested that the Original Credit Agreement be amended and restated to provide for an offshore currency subfacility and an offshore currency swing line subfacility to be available to the Dutch Borrower and to make certain other amendments;

         The Lenders and the Agents are willing to so amend and restate the Original Credit Agreement, to make the offshore currency subfacility and the offshore currency swing line subfacility available to the Dutch Borrower and to continue to make the revolving credit and letter of credit facilities available to the US Borrower upon the terms and conditions set forth herein;

         The Borrowers, the Lenders and the Agents hereby agree that the Original Credit Agreement is hereby amended, restated and substituted for in its entirety as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 AMENDMENT AND RESTATEMENT. The Borrowers, the Agents and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall be and hereby are, except as otherwise provided herein, amended and restated in their entirety.

         This Agreement is given as a substitution of, and not as a payment of, the obligations of the US Borrower under the Original Credit Agreement and is not intended to constitute a novation of the liabilities, duties and obligations under the Original Credit Agreement. Upon effectiveness of this Agreement, all Obligations outstanding and owing by the US Borrower under the Original Credit Agreement as of the Amendment and Restatement Effectiveness Date shall constitute Obligations hereunder. All Base Rate Loans, Eurodollar Rate Loans and Negotiated Rate Loans under the Original Credit Agreement shall continue in effect hereunder at the respective applicable rates and with the respective applicable Interest Periods, and, as to Negotiated Rate Loans, maturity dates. All Swing Line Loans under the Original Credit Agreement shall continue in effect as US Swing Line Loans hereunder evidenced by the US

Swing Line Note. All of the indebtedness, liabilities and obligations owing by the US Borrower under the Original Credit Agreement evidenced by the Original Revolving Loan Notes shall be evidenced by the Revolving Loan Notes issued by the US Borrower in substitution for, and not in payment or novation of, the Original Revolving Loan Notes.

         1.02 DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Accounts Receivable" means presently existing and hereafter arising or acquired accounts receivable, general intangibles, choses in action and other forms of obligations and receivables relating in any way to Inventory or arising from the sale of Inventory or the rendering of services or howsoever otherwise arising, and, with respect to any of the foregoing receivables or obligations,
(a) all of the interest of the US Borrower or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all interests of the Receivables Subsidiary under the documents evidencing a Permitted Receivables Purchase Facility and any permitted performance guaranty given in connection therewith, and (e) all records relating to any of the foregoing and all proceeds and products of any of the foregoing.

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by the US Borrower or a Subsidiary of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition by the US Borrower or a Subsidiary of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person already a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination by a Borrower or a Subsidiary with another Person (other than a Person that is the US Borrower or a Subsidiary), provided that the US Borrower or such Subsidiary is the surviving entity.

         "Adjusted Consolidated Net Income" means, for any period, for Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) on a consolidated basis, Consolidated Net Income excluding, if applicable, any after-tax adjustment to Consolidated Net Income for the Restructuring Charge for such period.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any permitted successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the US Borrower and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise other than any director, officer or employee of such Person.

         "Agent-Related Persons" means the Administrative Agent (including any permitted successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacities as the Administrative Agent and as a Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agents" means the Administrative Agent and the Syndication Agents.

         "Aggregate Commitments" has the meaning specified in the definition of "Commitment."

         "Aggregate Receivables Discount Amount" has the meaning specified in the definition of "Consolidated EBITDA."

         "Agreement" means this Amended and Restated Revolving Credit Agreement.

         "Amendment and Restatement Effectiveness Date" means the first date that all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

         "Applicable Rate" means the following basis points per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                                 Applicable Rate

---------------------------------------------------------------------------------------------
                                                                                   Offshore
                                                                      Offshore     Currency
                                          Base Rate      Eurodollar   Currency     Swing Line
                                          + (or minus)   Rate +       Rate +       Rate +
                                          ------------   ----------   ----------   -----------
                                                                                   Offshore
                                          Revolving      Revolving    Offshore     Currency
Pricing   Leverage             Facility   Loans in       Loans in     Currency     Swing Line
Level     Ratio                Fee        Dollars        Dollars      Rate Loans   Loans
-------   -----------------    --------   ------------   ----------   ----------   ----------
  1       Less than
          1.75:1.0               17.5       -17.5          70.0           70.0       120.0
---------------------------------------------------------------------------------------------
  2       Greater than or
          equal to
          1.75:1.0 but less
          than 2.5:1.0           25.0       -25.0          75.0           75.0       125.0
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                                   Offshore
                                                                      Offshore     Currency
                                          Base Rate      Eurodollar   Currency     Swing Line
                                          + (or minus)   Rate +       Rate +       Rate +
                                          ------------   ----------   ----------   -----------
                                                                                   Offshore
                                          Revolving      Revolving    Offshore     Currency
Pricing   Leverage             Facility   Loans in       Loans in     Currency     Swing Line
Level     Ratio                Fee        Dollars        Dollars      Rate Loans   Loans
-------   -----------------    --------   ------------   ----------   ----------   ----------
  3       Greater than or        30.0        20.0         120.0          120.0       170.0
          equal to 2.5:1.0
          but less than
          3.0:1.0
---------------------------------------------------------------------------------------------
  4       Greater than or        37.5        37.5         137.5          137.5       187.5
          equal to 3.0:1.0
---------------------------------------------------------------------------------------------


         Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(b); provided, however, that if no Compliance Certificate is delivered with respect to a fiscal quarter on or prior to the date when due in accordance with such Section, then, until such time as the applicable Compliance Certificate is delivered, with respect to the Facility Fee, Revolving Loans and Offshore Currency Loans, Pricing Level 4 as set forth in the table above shall apply as of the fifth Business Day after the Administrative Agent gives the US Borrower notice that it has not received such certificate by the due date. Until adjusted as provided above, the Applicable Rate shall be at the Pricing Level in effect under the Original Credit Agreement immediately prior to the effectiveness of this Agreement.

         "Applicable Swing Line Funding Office" means, initially, (i) for US Swing Line Loans, the office specified for notices to the Swing Line Lender on
Schedule 10.02, and (ii) for Offshore Currency Swing Line Loans, the office of the London Branch of the Swing Line Lender as shall be designated by the Swing Line Lender by notice to the Borrowers, and thereafter in each case such other office or offices as the Swing Line Lender may designate by notice to the Borrowers and the Administrative Agent.

         "Approved Fund" has the meaning specified in Section 10.07(h).

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated non-duplicative cost of internal legal services and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, and
(c) in respect of any Permitted Receivables Purchase Facility, the amount of Receivables Facility Attributed Indebtedness.

         "Audited Financial Statements" means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year of Holdings and its Subsidiaries.

         "Auto-Renewal Letter of Credit" has the meaning specified in Section 2.04(b)(iii).

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

         "Borrowers" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" means a Revolving Borrowing, an Offshore Currency Borrowing, a Negotiated Rate Loan Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located,
(b) if such day relates to any Eurodollar Rate Loan, means any such day described in clause (a) on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market and (c) if such day relates to any Offshore Currency Loan or an Offshore Currency Swing Line Loan, means any such day described in clause (a) which is also a TARGET Day.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person; or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "COLI Debt" means all Indebtedness of Holdings or any of its Subsidiaries to the insurance company issuing the COLI Policies, if and for so long as: (a) the aggregate principal amount of such Indebtedness is equal to or less than the aggregate account value of all COLI Policies at the time such Indebtedness is incurred by Holdings and such Subsidiaries and at all times thereafter; and (b) the documentation with respect to such Indebtedness limits the recourse of the insurance company issuing the COLI Policies, as lender, against Holdings and such Subsidiaries for the payment of such Indebtedness to the ownership interest of Holdings and its Subsidiaries in the COLI Policies.

         "COLI Policies" means all corporate-owned life insurance policies now or hereafter purchased and maintained by Holdings or any of its Subsidiaries to insure the lives of certain employees of Holdings and its Subsidiaries, which policies name Holdings or such Subsidiary as the beneficiary upon the death of such employee.

         "Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the US Borrower pursuant to Section 2.01(a), (b) make Offshore Currency Loans to the Dutch Borrower pursuant to Section 2.01(b), (c) purchase participations in L/C Obligations, and (d) purchase participations in Swing Line Loans, in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedules 2.01(a), as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the "Aggregate Commitments").

         "Compensation Period" has the meaning specified in Section 2.13(d)(ii).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

         "Consolidated Amendment to Guaranties" means that Consolidated Amendment to Guaranties dated the Amendment and Restatement Effectiveness Date by and among certain of the Guarantors and the Administrative Agent.

         "Consolidated EBITDA" means, for any period, for Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) on a consolidated basis, an amount equal to (a) the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Charges, (iii) provisions for taxes, based on or measured by income, included in the determination of such Consolidated Net Income, (iv) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (v) cash dividends received in respect of equity investments, (vi) the amount of the Restructuring Charge included in the determination of such Consolidated Net Income, (vii) other non-cash charges as disclosed in the financial statements or footnotes thereto of Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) for such period included in the determination of such Consolidated Net Income and (viii) the aggregate amount of any discount on the sale of Accounts Receivable by Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) in connection with a Permitted Receivables Purchase Facility for such period included in the determination of such Consolidated Net Income ("Aggregate Receivables Discount Amount") minus (b) the sum of (i) pre-tax earnings (with any pre-tax loss being treated as a negative amount) from equity investments and (ii) non-cash gains as disclosed in the financial statements or footnotes thereto of Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) for such period, in each case, to the extent included in the determination of such Consolidated Net Income; provided, however, that solely for the purpose of the computation of the Leverage Ratio, if there has occurred an Acquisition or Disposition during the relevant period, Consolidated EBITDA shall be calculated on a Pro Forma Basis.

         "Consolidated Interest Charges" means, for any period, for Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) on a consolidated basis, the sum (without any netting of interest income) of (a) all interest, premium payments and fees (excluding deferred financing fees payable to the Lenders, the Agents or Joint Lead Arrangers in connection herewith or in connection with other financing arrangements) of Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) with respect to such period under capital leases that is treated as interest in accordance with GAAP.

         "Consolidated Net Income" means, for any period, for Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) on a consolidated basis, the net income of Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) after extraordinary items for that period.

         "Consolidated Total Indebtedness" means, as of any date of determination, for Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder but excluding COLI Debt), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, in each case determined in accordance with GAAP, (b) Receivables Facility

Attributed Indebtedness, (c) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, and (d) without duplication, all Guaranty Obligations with respect to Indebtedness of the types specified in sections (a) through (c) above of Persons other than Holdings or any Restricted Subsidiary to the extent the aggregate amount thereof exceeds $30,000,000.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) in respect of any Guaranty Obligation, (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation or portion thereof in respect of which such Guaranty Obligation is made or, if less, to the amount to which the Guaranty Obligation is limited or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

         "Continuing Lender" has the meaning specified in Section 2.15(b).

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Extension" means each of the following: (a) a Revolving Borrowing, (b) an Offshore Currency Borrowing, (c) a Negotiated Rate Loan Borrowing, (d) a Swing Line Borrowing, and (e) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Fixed Rate Loan or Offshore Currency Swing Line Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Disposition" or "Dispose" means the sale, assignment, exclusive (in all jurisdictions) licensing or other transfer (including any sale and leaseback transaction but excluding any ordinary course licensing arrangement and excluding the sale of environmental credits to the extent the amount of proceeds therefrom does not exceed $3,000,000 in the aggregate in any fiscal year of the US Borrower) of any property by any Person, including any sale, assignment or other transfer, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (other than in connection with a Permitted Receivables Purchase Facility).

         "Dollar" and "$" means lawful money of the United States of America.

         "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in euro, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchases of Dollars with euro.

         "Domestic Subsidiary" means a Subsidiary of a Borrower which is organized under the laws of the United States or any political subdivision thereof.

         "Dutch Borrower" has the meaning set forth in the introductory paragraphs hereto.

         "Effective Date" means the date that all of the conditions precedent in
Section 4.01 of the Original Credit Agreement were satisfied or waived in accordance with such Section 4.01.

         "Eligible Assignee" has the meaning specified in Section 10.07(h).

         "EMU" means the economic and monetary union in accordance with the Treaty of Rome of 1957, as amended by the Single European Act of 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

         "EMU Legislation" means the legislative measures of the European Council for the introduction, changeover to or operation of a single or unified European currency.

         "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to any Loan Party, any of its Restricted Subsidiaries or any Facility.

         "Environmental Laws" means all Laws relating to environmental, health, and safety matters applicable to any property.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with either Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the US Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the US Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (other than any withdrawal by the US Borrower from its Syracuse China Multiemployer Plan to the extent such withdrawal could not reasonably be expected to result in incremental liability in excess of the Threshold Amount to any Loan Party); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the US Borrower or any ERISA Affiliate.

         "euro" and "E" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation. All Loans denominated in euro must be Offshore Currency Loans or Offshore Currency Swing Line Loans.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

         (a) the rate per annum (rounded upward to the next 1/100th of 1%) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (rounded upward to the next 1/100th of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" means any of the events or circumstances specified in Article VIII.

         "Excluded Tax" means any of the following taxes, levies, imposts, duties, deductions, withholdings or charges, and all liabilities with respect thereto: (a) Taxes imposed on the net income of a Lender or the Administrative Agent (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is organized or any political subdivision thereof or (ii) the jurisdiction of such Lender's or the Administrative Agent's applicable lending office or any political subdivision thereof or (iii) any jurisdiction in which the Lender or Administrative Agent is doing business (other than by virtue of being a Lender under this Agreement), (b) any Taxes that would not have been imposed but for (i) the failure by the Administrative Agent or such Lender, as applicable, to comply with the requirements of Section 10.15 or otherwise provide and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax or (ii) the gross negligence or willful misconduct of Administrative Agent or such Lender, and (c) Taxes paid by a transferee of a Lender to the extent such taxes exceed the amount that the Lender would have paid with respect to the rights assigned, participated, or otherwise transferred, unless (i) such assignment, participation or transfer shall have been made when the circumstances giving rise to such greater payment did not exist or had not yet occurred or (ii) such assignment, participation or transfer shall have been made at the request of the US Borrower.

         "Existing Termination Date" has the meaning specified in Section
2.15(a).

         "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries.

         "Facility Fee" has the meaning specified in Section 2.10(a).

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" has the meaning specified in Section 2.10(b).

         "Fixed Rate" means the Eurodollar Rate and/or the Offshore Currency Rate, as the context may require.

         "Fixed Rate Loan" means a Eurodollar Rate Loan and/or an Offshore Currency Loan, as the context may require.

         "Foreign Lender" has the meaning specified in Section 10.15.

         "Foreign Subsidiary" means a Restricted Subsidiary of the US Borrower which is not a Domestic Subsidiary.

         "Fund" has the meaning specified in Section 10.07(h).

         "FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

         "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, or other public entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Governmental Authorizations" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any foreign, federal, state or local governmental authority, agency or court.

         "Granting Lender" has the meaning specified in Section 10.07(b).

         "Guaranteed Creditors" means and includes (a) the Administrative Agent, and the Lenders and (b) each Swap Creditor (other than any Loan Party).

         "Guarantors" means, collectively, Holdings, US Borrower and the Restricted Material Subsidiaries as identified with an asterisk on Schedule 5.13 and, after the date hereof, any Subsidiary which may have joined in the Subsidiary Guaranty pursuant to Section 6.15(b) hereof.

         "Guaranties" means, collectively, (a) the Subsidiary Guaranty, (b) the Holdings Guaranty and (c) the Libbey Glass Guaranty.

         "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if less, the maximum amount to which the Contingent Obligation is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Hazardous Materials" means (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any radioactive materials; (d) asbestos in any form; (e) urea formaldehyde foam insulation; (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (g) pesticides.

         "Holdings" means Libbey Inc., a Delaware corporation, and the owner of 100% of the outstanding equity of the US Borrower.

         "Holdings Guaranty" means the Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Guaranteed Creditors.

         "Honor Date" has the meaning specified in Section 2.04(c)(i).

         "Incremental Amount" has the meaning specified in Section 7.02(l).

         "Indebtedness" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

         (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

         (c) all obligations of such Person to pay the deferred purchase price of property or services payable more than six months after incurrence of the obligation (other than trade accounts payable in the ordinary course of business and contingent earn-outs payable with respect to Acquisitions otherwise permitted hereunder);

         (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (e) capital leases to the extent classified as a liability on the balance sheet in accordance with GAAP and Synthetic Lease Obligations;

         (f) Receivables Facility Attributed Indebtedness; and

         (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions) but only to the extent such Person is liable therefor. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Intercompany Indebtedness" means Indebtedness of the US Borrower or any of its Subsidiaries which, in the case of the US Borrower, is owing to any Restricted Subsidiary of the US Borrower and which, in the case of any Subsidiary, is owing to the US Borrower or any of the US Borrower's other Restricted Subsidiaries.

         "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) of Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges plus the Aggregate Receivables Discount Amount for such period.

         "Interest Payment Date" means, (a) as to any Fixed Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Fixed Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a US Swing Line Loan), the first Business Day of each April, July, October and January and the Revolving Loan Termination Date; (c) as to any Offshore Currency Swing Line Loan, the first Business Day of each month and the Revolving Loan Termination Date, and (d) as to any Negotiated Rate Loan, the first Business Day of each month (or such other dates as are mutually agreed upon by the US Borrower and the applicable Lender) and the Revolving Loan Termination Date.

         "Interest Period" means as to each Fixed Rate Loan the period commencing on the date such Fixed Rate Loan is disbursed or converted to or continued as a Fixed Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the US Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as applicable (or, if all Lenders have agreed, nine or twelve months thereafter); provided that:

         (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Fixed Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period pertaining to a Fixed Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period with respect to any Loan shall extend beyond the Revolving Loan Termination Date.

         "Inventory" means, inclusively, all inventory as defined in the UCC from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by the US Borrower or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in the US Borrower's or any of its Subsidiaries' business.

         "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or Joint Venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested by a Person minus cash dividends, other cash returns and the fair market value of other distributions received by such Person on or with respect to such Investment net of taxes associated with such dividends and returns without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning set forth in Section 5.16.

         "IRS" means the United States Internal Revenue Service.

         "Joint Lead Arrangers" means, collectively, Banc of America Securities LLC and Banc One Capital Markets, Inc., in their respective capacities as joint lead arrangers hereunder.

         "Joint Venture" means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary and which is now existing or hereafter formed by the US Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority (and, in the case of each of the foregoing, with respect to Section 3.04 only, whether or not having the force of law).

         "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as an issuer of Letters of Credit hereunder, any other Lender which agrees at the US Borrower's request to serve as an issuer of Letters of Credit hereunder or any successor issuer of the foregoing; provided, however, that at no time shall there be more than three Lenders issuing Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes any L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the US Borrower and the Administrative Agent.

         "Letter of Credit" means (a) the letters of credit previously issued by Bank of America for the account of the US Borrower listed on Schedule 1.01 hereto and (b) any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the applicable L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is three days prior to the Revolving Loan Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of the combined Revolving Loan Commitments and $30,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

         "Leverage Ratio" means, as of any date of determination, for Holdings and its Subsidiaries (other than any Unrestricted Subsidiaries) on a consolidated basis, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended period of four fiscal quarters.

         "Libbey Glass Guaranty" means the Guaranty made by the US Borrower in favor of the Administrative Agent on behalf of the Guaranteed Creditors.

         "Lien" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, priority or other security interest (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable Laws of any jurisdiction), including the interest of a purchaser of Accounts Receivable under any Permitted Receivables Purchase Facility.

         "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Revolving Loan, an Offshore Currency Loan, a Swing Line Loan or a Negotiated Rate Loan.

         "Loan Documents" means this Agreement, each Note, the Fee Letter, each Request for Credit Extension, each Compliance Certificate, the Guaranties and the Consolidated Amendment of Guaranties.

         "Loan Parties" means, collectively, each Borrower and each Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of Holdings, the US Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents taken as a whole; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents taken as a whole.

         "Material Subsidiary" means (a) any Domestic Subsidiary and (b) solely for the purposes of subsections 8.01(f) and (g), any Foreign Subsidiary, in each case, whose (i) assets have a book value of at least $2,000,000 or (ii) annual revenues exceed $10,000,000 for the most recently completed four fiscal quarters of the US Borrower.

         "Maximum Rate" has the meaning specified in Section 10.10.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the US Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Negotiated Rate" means, with respect to any Negotiated Rate Loan, the fixed rate of interest per annum agreed upon by the US Borrower and the Lender funding such Negotiated Rate Loan.

         "Negotiated Rate Loan" has the meaning specified in Section 2.03.

         "Negotiated Rate Loan Borrowing" means a borrowing of a Negotiated Rate Loan pursuant to Section 2.03.

         "Negotiated Rate Loan Note" means a promissory note made by the US Borrower in favor of a Lender evidencing Negotiated Rate Loans made by such Lender, substantially in the form of Exhibit C-2.

         "Negotiated Rate Loan Sublimit" means an amount equal to the lesser of
(a) $125,000,000 and (b) the combined Revolving Loan Commitments. The Negotiated Rate Loan Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

         "Non-Consenting Lender" has the meaning specified in Section 2.15(b).

         "Nonrenewal Notice Date" has the meaning specified in Section 2.04(b)(iii).

         "Notes" means, collectively, the Revolving Loan Notes, the Offshore Currency Loan Notes, the Swing Line Notes and the Negotiated Rate Loan Notes.

         "Notice of Borrowing" means a notice of a Revolving Borrowing, an Offshore Currency Borrowing, or Negotiated Rate Loan Borrowing pursuant to
Section 2.02 or 2.03, as applicable, which, if in writing, shall be substantially in the form of Exhibit A-1.

         "Notice of Conversion/Continuation" means a notice of a conversion or continuation of Loans pursuant to Section 2.02 which, if in writing, shall be substantially in the form of Exhibit A-2.

         "Notice of Extension" has the meaning specified in Section 2.15(a).

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Offshore Currency Borrowing" means a borrowing consisting of simultaneous Offshore Currency Loans having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b).

         "Offshore Currency Equivalent" means at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in euro as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of euro with Dollars.

         "Offshore Currency Loan" has the meaning set forth in Section 2.01(b).

         "Offshore Currency Loan Note" means a promissory note made by the Borrowers in favor of a Lender evidencing Offshore Currency Loans made by such Lender, substantially in the form of Exhibit C-4.

         "Offshore Currency Rate" means for any Interest Period with respect to any Offshore Currency Loan:

         (a) the rate per annum (rounded upward to the next 1/100th of 1%) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (rounded upward to the next 1/100th of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as the rate of interest at which deposits in euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Currency Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank market for euro at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Offshore Currency Sublimit" means an amount equal to the lesser of (a) the combined Revolving Loan Commitments and (b) $60,000,000. The Offshore Currency Sublimit is a part of, and not in addition to, the Revolving Loan Commitments.

         "Offshore Currency Swing Line Loan" has the meaning specified in
Section 2.06(a).

         "Offshore Currency Swing Line Loan Sublimit" means the amount, not at any time to exceed the lesser of the Revolving Loan Commitments or $10,000,000, as designated by the US Borrower (by written notice to the Swing Line Lender at the Applicable Swing Line Funding Office and to the Administrative Agent) from time to time, but not more frequently than once each month. The Offshore Currency Swing Line Loan Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

         "Offshore Currency Swing Line Note" means a promissory note dated as of the Amendment and Restatement Effectiveness Date made by the Dutch Borrower in favor of the Swing Line Lender evidencing Offshore Currency Swing Line Loans made by such Lender, substantially in the form of Exhibit C-5.

         "Offshore Currency Swing Line Rate" means for any day with respect to Offshore Currency Swing Line Loans the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Swing Line Lender as the rate of interest at which deposits in euro in the approximate amount of such Offshore Currency Swing Line Loan and having a term of one Business Day would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) on such day.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, the partnership, Joint Venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Original Credit Agreement" has the meaning set forth in the introductory paragraph hereto.

         "Original Revolving Loan Notes" means the promissory notes issued by the US Borrower under the Original Credit Agreement in favor of each Lender evidencing Revolving Loans made by such Lender.

         "Original Swing Line Note" means the promissory note issued by the US Borrower under the Original Credit Agreement in favor of the Swing Line Lender evidencing Swing Line Loans thereunder

         "Other Taxes" has the meaning specified in Section 3.01(b).

         "Outstanding Amount" means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. Notwithstanding the foregoing, the Outstanding Amount of Offshore Currency Loans and Offshore Currency Swing Line Loans shall mean the Dollar Equivalent of the outstanding principal amount of such Offshore Currency Loans and Offshore Currency Swing Line Loans.

         "Outstanding Offshore Currency Obligations" means the sum of the Outstanding Amounts of all Offshore Currency Loans and Offshore Currency Swing Line Loans.

         "Outstanding Revolving Credit Obligations" means the sum of the aggregate Dollar Equivalent of the Outstanding Amount of all Revolving Loans, Offshore Currency Loans, Negotiated Rate Loans, Swing Line Loans and L/C Obligations.

         "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in euro, the rate of interest per annum at which overnight deposits in euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America located in the applicable interbank market for such currency to major banks in such interbank market.

         "Participant" has the meaning specified in Section 10.07(d).

         "Participating Member" means each state so described in any EMU Legislation.

         "Participating Subsidiary" means any Subsidiary of the US Borrower that is a participant in a Permitted Receivables Purchase Facility.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the US Borrower or any ERISA Affiliate or to which the US Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Cost Savings" means, with respect to the determination of Consolidated Net Income on a Pro Forma Basis, such cost savings as would be permitted pursuant to Rule 11.02 of Regulation S-X, based on the US Borrower's management's good faith estimate and as reviewed by certified public accountants.

         "Permitted Liens" has the meaning specified in Section 7.01.

         "Permitted Receivables Purchase Facility" means any program entered into by the US Borrower and/or its Participating Subsidiaries directly or indirectly through a Receivables Subsidiary involving the sale or other financing, without recourse based solely upon a default by one or more account debtors in the payment of any Accounts Receivable included in the applicable Permitted Receivables Purchase Facility, of Accounts Receivable arising in the ordinary course of business; provided that any such transaction described in the foregoing clause shall be consummated pursuant to documentation in form reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof.

         "Permitted Swap Obligations" means any obligations (contingent or otherwise) of the US Borrower or any Subsidiary existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, Joint Venture or Governmental Authority.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the US Borrower or any ERISA Affiliate.

         "Proposed AH Acquisition" means the proposed acquisition by the US Borrower of substantially all of the Anchor Hocking consumer and specialty glass products business of Newell Rubbermaid, Inc.

         "Pro Forma Basis" means, (a) with respect to the preparation of pro forma financial statements for the purpose of the adjustment to Consolidated EBITDA relating to any Acquisition and for any other purpose related to any Acquisition, a pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period either at the rate in effect on the date of such Acquisition or the applicable rate experienced over the period, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Holdings and its Restricted Subsidiaries on a pro forma basis for the portion of the applicable period occurring prior to the date such Acquisition has occurred without giving effect to any cost savings other than Permitted Cost Savings; provided, however, that with respect to the amount of any Permitted Cost Savings, 100% of such amount may be used in the first fiscal quarter ending after the date the applicable Acquisition was consummated, 75% of such amount may be used in the second fiscal quarter ending after the date the applicable Acquisition was consummated, 50% of such amount may be used in the third fiscal quarter ending after the date the applicable Acquisition was consummated, and 25% of such amount may be used in the fourth fiscal quarter ending after the date the applicable Acquisition was consummated; and (b) with respect to the preparation of pro forma financial statements for purpose of the permitted adjustment to Consolidated EBITDA relating to any Disposition and for any other purpose related to any Disposition, a pro forma on the basis that (i) any Indebtedness prepaid out of the proceeds of such Disposition shall be deemed to have been prepaid as of the first day of the applicable period, and (ii) all income and expense (other than such expenses as the US Borrower, in good faith, estimates will not be reduced or eliminated as a consequence of such Disposition) associated with the assets or entity disposed of in connection with such Disposition shall be deemed to have been eliminated as of the first day of the applicable period.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the combined Revolving Loan Commitments set forth opposite the name of that Lender on Schedule 2.01, as adjusted to give effect to any assignments pursuant to Section 10.07(b), increase in the combined Revolving Loan Commitments pursuant to Section 2.07(c) or termination of the Revolving Loan Commitments pursuant to Section 2.07 or 2.15.

         "Qualified Accounting Firm" means any of Ernst & Young, LLP, PricewaterhouseCoopers, LLP, Deloitte & Touche, LLP and KPMG, LLP.

         "Receivables Facility Attributed Indebtedness" at any time shall mean the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary in respect of the Accounts Receivable sold, transferred or otherwise financed by it in connection with a Permitted Receivables Purchase Facility.

         "Receivables Subsidiary" means a special purpose, bankruptcy remote, direct or indirect, wholly-owned Restricted Subsidiary of the US Borrower which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Accounts Receivable in connection with and pursuant to a Permitted Receivables Purchase Facility.

         "Register" has the meaning set forth in Section 10.07(c).

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Revolving Borrowing, an Offshore Currency Borrowing, a borrowing of Negotiated Rate Loans, a conversion or continuation of Revolving Loans, or a continuation of Offshore Currency Loans, a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, (b) with respect to a Borrowing of a Swing Line Loan, a Swing Line Notice and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

         "Response Date" has the meaning specified in Section 2.15(b).

         "Responsible Officer" means the president, chief financial officer, secretary, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the US Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock and (b) any Investment in an Unrestricted Subsidiary (it being understood that on the date any Subsidiary is designated as an Unrestricted Subsidiary, the US Borrower shall be deemed to have made an Investment in such Subsidiary in the aggregate amount of all then outstanding Investments previously made in such Subsidiary by the US Borrower or its Restricted Subsidiaries).

         "Restricted Material Subsidiaries" means all Material Subsidiaries which are also Restricted Subsidiaries.

         "Restricted Subsidiaries" means all the Subsidiaries of the US Borrower other than the Unrestricted Subsidiaries.

         "Restructuring Charge" means the pre-tax charges of the US Borrower in an aggregate amount not to exceed $20,000,000 relating to (a) the Proposed AH Acquisition and/or (b) goodwill impairment charges pursuant to FASB Rule 141 or 142.

         "Revaluation Date" means each of the following: (a) each date of a Borrowing of an Offshore Currency Loan or an Offshore Currency Swing Line Loan,
(b) each date of a continuation of an Offshore Currency Loan, (c) the end of each fiscal quarter of the US Borrower and (d) during any period in which the Outstanding Revolving Credit Obligations exceeds 90% of the Aggregate Commitments, such additional dates as the Administrative Agent shall specify.

         "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, as to Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

         "Revolving Lender" means a Lender having a Revolving Loan Commitment.

         "Revolving Loan" has the meaning specified in Section 2.01(a).

         "Revolving Loan Commitment" means with respect to each Lender the amount set forth in Schedule 2.01 with respect to such Lender (such amount, as the same may be reduced or increased under Section 2.07 or reduced as a result of one or more assignments under Section 10.07).

         "Revolving Loan Note" means a promissory note dated as of the Amendment and Restatement Effectiveness Date made by the US Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C-1, issued in substitution of the Original Revolving Loan Notes.

         "Revolving Loan Termination Date" means (a) the later of April 23, 2005 and any later date to which such date is extended pursuant to Section 2.15, or
(b) such earlier date upon which the Revolving Loan Commitments and Offshore Currency Commitments may be terminated in accordance with the terms hereof.

         "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

         "SPC" has the meaning specified in Section 10.07(b).

         "Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., New York time, on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the US Borrower.

         "Subsidiary Guaranty" means the Guaranty made by the applicable Guarantors in favor of the Administrative Agent on behalf of the Guaranteed Creditors.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments, including the Letters of Credit.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Creditor" means Bank of America, in its individual capacity, any Lender or syndicate of financial institutions organized by Bank of America, any affiliate of Bank of America, or any Lender or affiliate of any Lender (even if Bank of America or any such Lender subsequently ceases to be a Lender under this Agreement for any reason) which, in any case, is a party to any Swap Contract and, in each case of the foregoing, their subsequent assigns.

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.06.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.06.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" means a US Swing Line Loan or an Offshore Currency Swing Line Loan, as the case may be.

         "Swing Line Notes" means, collectively, the US Swing Line Note and the Offshore Currency Swing Line Note.

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.06(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Syndication Agents" means Bank One, NA and Fleet National Bank in their respective capacities as syndication agents hereunder.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" has the meaning specified in Section 3.01(a).

         "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

         "Threshold Amount" means $20,000,000.

         "Type" means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan, or, with respect to an Offshore Currency Loan, its character as a Loan made using the Offshore Currency Rate.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

         "Unrestricted Subsidiary" means (a) any Subsidiary of the US Borrower which is not a Domestic Subsidiary and which is designated as such in writing to the Administrative Agent pursuant to Section 10.20 and (b) any Subsidiary of Holdings (other than the US Borrower and any of its Subsidiaries) which is formed after the date hereof.

         "US Borrower" has the meaning set forth in the introductory paragraphs hereto.

         "US Swing Line Loan" has the meaning specified in Section 2.06(a).

         "US Swing Line Sublimit" means an amount equal to (a) the lesser of (i) $25,000,000 or (ii) the Revolving Loan Commitments minus (b) the Offshore Currency Swing Line Loan Sublimit. The US Swing Line Loan Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

         "US Swing Line Note" means a promissory note dated as of the Amendment and Restatement Effectiveness Date made by the US Borrower in favor of the Swing Line Lender evidencing US Swing Line Loans made by such Lender, substantially in the form of Exhibit C-3, issued in substitution of the Original Swing Line Note.

         "Voting Percentage" means as to any Lender, (a) at the time when the Aggregate Commitments are in effect, the percentage (carried out to the ninth decimal place) which the sum of such Lender's Pro Rata Share of the combined Revolving Loan Commitments then comprises of the Aggregate Commitments, and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Revolving Loans plus (B) the Outstanding Amount of such Lender's Offshore Currency Loans, plus (C) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, plus (D) such Lender's Pro Rata Share of the Outstanding Amount of Swing Line Loans, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Revolving Loans, Offshore Currency Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Revolving Loans, Offshore Currency Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

         1.03 OTHER INTERPRETIVE PROVISIONS.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (ii) The term "including" is by way of example and not limitation.

                  (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.04 ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the US Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the US Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the US Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.05 ROUNDING.

         Any financial ratios required to be maintained by the US Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.06 REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.07 EXCHANGE RATES; CURRENCY EQUIVALENTS.

         (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in euro. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between Dollars and euro until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of euro for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

         (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in euro, such amount shall be the relevant Offshore Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of euro).

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 AMOUNTS AND TERMS OF COMMITMENTS. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Dollars (each such loan, a

"Revolving Loan") to the US Borrower from time to time on any Business Day during the period from the Effective Date to the Revolving Loan Termination Date, in an aggregate amount not to exceed at any time the Revolving Loan Commitment of such Lender; provided, however, that after giving effect to any Revolving Borrowing, (i) the Dollar Equivalent of the Outstanding Revolving Credit Obligations shall not exceed the combined Revolving Loan Commitments, and
(ii) no Revolving Lender's Pro Rata Share of the Outstanding Revolving Credit Obligations shall exceed such Lender's Revolving Loan Commitment. Within the limits of each Lender's Revolving Loan Commitment, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Dutch Borrower shall not be permitted to borrow Revolving Loans and shall not be liable for Obligations incurred in connection with Loans made to the US Borrower.

         (b) (i) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in euro (each such loan, a "Offshore Currency Loan") to the Dutch Borrower from time to time on any Business Day during the period from the Amendment and Restatement Effectiveness Date to the Revolving Loan Termination Date, in an aggregate amount not to exceed at any time such Lender's Pro Rata Share of the Offshore Currency Sublimit; provided, however, that after giving effect to any Offshore Currency Borrowing, (i) the Dollar Equivalent of the Outstanding Revolving Credit Obligations shall not exceed the combined Revolving Loan Commitments, (ii) the Dollar Equivalent of the Outstanding Offshore Currency Obligations shall not exceed the Offshore Currency Sublimit and (iii) no Lender's Pro Rata Share of the Dollar Equivalent of the Outstanding Offshore Currency Obligations shall exceed such Lender's Pro Rata Share of the Offshore Currency Sublimit. Within the limits of each Lender's Pro Rata Share of the Offshore Currency Sublimit, and subject to the other terms and conditions hereof, the Dutch Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Offshore Currency Loans must be Loans made in euro at the Offshore Currency Rate.

         (ii) Because the operations and business activities of the Borrowers are highly integrated and interdependent, at any particular time it is in the mutual best interest of the Administrative Agent, the Lenders and the Borrowers for the US Borrower, through a Responsible Officer, to deliver with respect to all Offshore Currency Loans (or either Borrower, as the Borrowers shall determine with respect to all Offshore Currency Swing Line Loans) all Requests for Credit Extensions, and to take all other action of a Responsible Officer in this Agreement or in any other Loan Document, on behalf of the Dutch Borrower. The Dutch Borrower hereby directs the Administrative Agent to disburse the proceeds of each Offshore Currency Loan as directed by the US Borrower through a Responsible Officer, and such distribution will, in all circumstances, be deemed to be made to the Dutch Borrower. The Dutch Borrower hereby irrevocably designates, appoints, authorizes and (except with respect to the Borrowing of Offshore Currency Swing Line Loans) directs the US Borrower (including each Responsible Officer) to act on behalf of such Borrower for the purposes set forth in this Section 2.01(b)(ii) and in Section 2.06, and to act on behalf of such Borrower for purposes of giving notice to the Administrative Agent and/or the Swing Line Lender of requests for Offshore Currency Borrowings or Offshore Swing Line Loans, conversions, continuations and for otherwise giving and receiving notices and certifications under this Agreement or any other Loan

Document, approving assignments by Lenders under Section 10.07 and otherwise for taking all other action contemplated to be taken by the Dutch Borrower (including each Responsible Officer) hereunder or under any other Loan Document. The Administrative Agent and/or the Swing Line Lender is entitled to rely and act on the instructions of the US Borrower, by and through any Responsible Officer, on behalf of each Borrower. The US Borrower shall maintain detailed accounting and records of all disbursements and payments made to the Dutch Borrower with respect to proceeds of Offshore Currency Loans. Notwithstanding any provision of this Section 2.01(b)(ii) to the contrary, (x) neither Revolving Borrowings, US Swing Line Loans, Negotiated Rate Loan Borrowings, nor Letters of Credit are available to the Dutch Borrower, and the US Borrower shall not have the authority to request on behalf of the Dutch Borrower Revolving Borrowings, US Swing Line Loans, Negotiated Rate Loan Borrowings or the issuance of Letters of Credit and (y) without limiting the authority conferred on the US Borrower in this subsection, the Dutch Borrower through its Responsible Officers may make requests for Credit Extensions under the Offshore Currency Swing Line.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Revolving Borrowing, each Offshore Currency Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Revolving Loans or Offshore Currency Loans as the same Type shall be made upon the US Borrower's irrevocable notice to the Administrative Agent, which notice shall be irrevocable (subject to Section 3.03) and which may be given by telephone. Each such notice must be received by the Administrative Agent not later than noon, New York time, (i) three Business Days prior to the requested date of any Revolving Borrowing of, conversion to or continuation of Eurodollar Rate Loans, (ii) four Business Days prior to the requested date of any Offshore Currency Borrowing or continuation of Offshore Currency Loans, and (iii) on the requested date of any conversion of Eurodollar Rate Loans to Base Rate Loans, and of any Revolving Borrowing of Base Rate Loans; provided, however, that if the US Borrower wishes to request Eurodollar Rate Loans, or the US Borrower wishes to request on behalf of the Dutch Borrower Offshore Currency Loans, having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than noon, New York time, four Business Days prior to the requested date of Revolving Borrowing, Offshore Currency Borrowing, conversion or continuation. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing or Notice of Conversion/Continuation as the case may be, appropriately completed and signed by a Responsible Officer of the US Borrower or a Person designated in writing to the Administrative Agent by such Responsible Officer to request Revolving Loans or Offshore Currency Loans (and with respect to which specimen signatures have been provided), convert/continue Revolving Loans or continue Offshore Currency Loans. Each Revolving Borrowing of, Offshore Currency Borrowing of, and each conversion to or continuation of Loans of any Type shall be in a principal Dollar Equivalent amount of $2,500,000 or a whole Dollar Equivalent multiple of $500,000 in excess thereof. Each Notice of Borrowing or Notice of Conversion/Continuation, as applicable (whether telephonic or written), shall specify (i) whether the US Borrower is requesting a Revolving Borrowing, an Offshore Currency Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Loans or Offshore Currency Loans as the same Type, (ii) the requested date of the Revolving Borrowing, Offshore Currency Borrowing, conversion or continuation, as the case may be

(which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) if applicable, the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. With respect to Revolving Loans in Dollars, if the US Borrower fails to specify a Type of Loan in a Notice of Borrowing or Notice of Conversion/Continuation or if the US Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the US Borrower requests a Revolving Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or Offshore Currency Borrowing of or continuation of Offshore Currency Loans in any such Notice of Borrowing or Notice of Conversion/Continuation, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Notice of Borrowing or Notice of Conversion/ Continuation, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the US Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing or Offshore Currency Borrowing, each Lender shall make the amount of its Revolving Loan or Offshore Currency Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in
Section 4.02 (and, if such Borrowing is a Credit Extension made on the Amendment and Restatement Effectiveness Date, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the US Borrower; provided, however, that if, on the date of any Revolving Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the US Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted and an Offshore Currency Loan may be continued only on the last day of the Interest Period for such Fixed Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans or Offshore Currency Loans, as applicable, without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the US Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan or any Offshore Currency Loan, as applicable, upon determination of such interest rate. The determination of the Eurodollar Rate or the Offshore Currency Rate by the Administrative Agent shall be presumptively correct in the absence of manifest error. The Administrative Agent shall notify the US Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to any Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen Interest Periods in effect with respect to Eurodollar Rate Loans and Offshore Currency Loans, taken as a whole.

         (f) Negotiated Rate Loans may not be converted or continued but shall at all times bear interest at the applicable Negotiated Rate.

         (g) Swing Line Loans may not be converted or continued but shall at all times bear interest (i) with respect to US Swing Line Loans, at the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans and (ii) with respect to Offshore Currency Swing Line Loans, the Offshore Currency Swing Line Rate plus the Applicable Rate for Offshore Currency Swing Line Loans.

         (h) Offshore Currency Loans may not be converted, but may be continued, and shall bear interest at the Offshore Currency Rate, plus the Applicable Rate for Offshore Currency Loans.

         2.03 NEGOTIATED RATE LOANS.

         (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein, each Revolving Lender hereby severally agrees that from time to time during the period from and including the Effective Date to but excluding the Revolving Loan Termination Date, the US Borrower may request one or more Revolving Lenders, in the sole discretion of each, to make one or more Loans to the US Borrower on a non-pro rata basis, each such Loan to remain outstanding for at least one day and to mature no later than 180 days after the making thereof (or if earlier, the Revolving Loan Termination Date) and to bear interest at such rate as shall be agreed to by the US Borrower and the applicable Revolving Lender (each such Loan being a "Negotiated Rate Loan"); provided that in no event shall (i) the aggregate Outstanding Amount of Negotiated Rate Loans at any time exceed the Negotiated Rate Loan Sublimit or
(ii) the Outstanding Revolving Credit Obligations exceed the Revolving Loan Commitment. All Negotiated Rate Loans shall be in such minimum amounts as may be mutually agreed upon by the US Borrower and the applicable Revolving Lender. The US Borrower and Revolving Lenders acknowledge that (i) subject to the proviso in the first sentence of this paragraph, notwithstanding the Revolving Loan Commitment of any Revolving Lender, each Revolving Lender may, but shall not be obligated to, make Negotiated Rate Loans as of any date in any aggregate amount that would not cause the Outstanding Revolving Credit Obligations to exceed the combined Revolving Loan Commitments then in effect (and for such purposes each Revolving Lender may rely on the information provided by the US Borrower in the Notice of Borrowing); and (B) Negotiated Rate Loans need not be made in accordance with the Revolving Lenders' Pro Rata Shares.

         (b) Each Revolving Lender making any Negotiated Rate Loans shall, prior to or concurrently with the making thereof, provide Agent with written notice of the amount, the date of Borrowing and maturity date of such Negotiated Rate Loans, and the US Borrower and Revolving Lenders will, from time to time, furnish such information to the Administrative Agent as the Administrative Agent may reasonably request relating to the making of Negotiated Rate

Loans, including, without limitation, confirmation of amounts, the date of Borrowing and maturities (and, upon the occurrence and during the continuance of any Event of Default or Default only, applicable interest rates), for the purpose of determining the Outstanding Revolving Credit Obligations and the allocation of amounts received from the US Borrower for payment of all amounts owing hereunder.

         (c) Whenever the US Borrower desires that a Revolving Lender make a Negotiated Rate Loan, it shall deliver to the Administrative Agent and the applicable Revolving Lender a Notice of Borrowing no later than 12:00 noon (New York time) on the proposed Borrowing date. Promptly after receipt by the Administrative Agent of a Notice of Borrowing (or telephonic notice in lieu thereof) requesting Negotiated Rate Loans, the Administrative Agent shall forward a copy of such notice to the applicable Revolving Lender(s) specified therein. Upon satisfaction or waiver of the conditions precedent specified in
Article IV, the Revolving Lender funding any Negotiated Rate Loan shall make the proceeds of such Negotiated Rate Loan available to the US Borrower on the applicable Borrowing date by causing an amount equal to the proceeds of such Loan in same day funds to be credited to such account of the US Borrower as may be agreed to by the US Borrower and the Revolving Lender.

         (d) On the Effective Date, the US Borrower shall execute and deliver to each Revolving Lender making a request therefor (or to the Administrative Agent for that Revolving Lender) a Negotiated Rate Loan Note to evidence the Negotiated Rate Loans which may be advanced by such Revolving Lender.

         (e) The US Borrower shall compensate each Revolving Lender, upon written request by such Revolving Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses or expenses (other than lost profits) arising from the liquidation or redeployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, which such Revolving Lender may actually incur with respect to Negotiated Rate Loans: (i) if for any reason (other than a default or error by such Revolving Lender) a Borrowing of any Negotiated Rate Loan does not occur on the date specified therefor in a Notice of Borrowing, (ii) if any prepayment or other principal payment of any of such Revolving Lender's Negotiated Rate Loans occurs on a date prior to the last day of the interest period applicable to that Negotiated Rate Loan, (iii) if any prepayment of any of such Revolving Lender's Negotiated Rate Loans is not made on any date specified in a notice of prepayment given by the US Borrower and consented to by such Revolving Lender, or (iv) as a consequence of any other default by the US Borrower to repay such Revolving Lender's Negotiated Rate Loans when required by the terms of this Agreement.

         (f) The US Borrower may not prepay any Negotiated Rate Loan without the consent of the applicable Revolving Lender; provided that the US Borrower shall deliver to the Administrative Agent a notice of any prepayment of any Negotiated Rate Loan on or prior to the date of such prepayment.

         2.04 LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the US Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the US Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Dollar Equivalent of the Outstanding Revolving Credit Obligations would exceed the combined Revolving Loan Commitments, (y) such Lender's Pro Rata Share of the Dollar Equivalent of the Outstanding Revolving Credit Obligations would exceed such Lender's Revolving Loan Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the US Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the US Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. As of the Effective Date, each of the letters of credit listed on Schedule 1.01 hereto shall be deemed to be Letters of Credit issued pursuant hereto.

                  (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.04(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the applicable L/C Issuer has approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the purpose or form of such Letter of Credit
                  would violate one or more policies of such L/C Issuer;

                           (E) such Letter of Credit is to be denominated in a
                  currency other than Dollars; or

                           (F) the US Borrower shall not have agreed to pay the
                  applicable L/C Issuer such fees and expenses with respect to such Letter of Credit as such L/C Issuer is customarily paid in similar situations in connection with the issuance, negotiation, processing and/or administration of letters of credit or as otherwise agreed to by such L/C Issuer and the US Borrower.

                  (iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the US Borrower. Such L/C Application must be received by such L/C Issuer and the Administrative Agent not later than noon, New York time, at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may reasonably require.

                  (ii) Promptly after receipt of any Letter of Credit Application, each L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the US Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the US Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such

         L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the US Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the US Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date from the Administrative Agent, any Lender or the US Borrower that one or more of the applicable conditions specified in
         Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, no L/C Issuer shall have any obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the US Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the US Borrower and the Administrative Agent thereof. Not later than 12:00 noon, New York time, on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the US Borrower shall reimburse such L/C Issuer through the Administrative Agent in Dollars in an amount equal to the amount of such drawing. If the US Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the US Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
         Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the combined Revolving Loan Commitments. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Revolving Lender (including each Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) (and without respect to whether the conditions of Section 4.02 have been complied with) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the US Borrower in such amount as part of a Revolving Loan Borrowing. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully paid or refinanced by a Revolving Borrowing of Base Rate Loans for any reason, the US Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so paid or refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

                  (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

                  (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the US Borrower or any other Person for any reason whatsoever;
         (B) the occurrence or continuance of a Default or Event of Default, or
         (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the US Borrower to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's Pro Rata Share of any Unreimbursed Amount or L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the US Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will promptly distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned, each Revolving Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the US Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the US Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; provided that any such payment does not constitute bad faith on the part of such L/C Issuer or its officers, directors, employees or agents; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the US Borrower;

provided, that nothing herein shall constitute a waiver of liability of an L/C Issuer or any other Person for gross negligence or willful misconduct.

         The US Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the US Borrower's instructions or other irregularity, the US Borrower will promptly notify the applicable L/C Issuer.

         (f) Role of L/C Issuer. Each Lender and the US Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The US Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the US Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of an L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the US Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the US Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the US Borrower which the US Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or the willful misconduct or gross negligence of the officers, directors, employees or agents of the applicable L/C Issuer or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, unless such actions constitute willful misconduct or gross negligence, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, if, as of the Revolving Loan Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the US Borrower shall immediately Cash Collateralize in Dollars the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount in Dollars determined as of the date of the Revolving Loan Termination Date).

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the US Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The US Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the then effective Applicable Rate in respect of Revolving Loans which are Eurodollar Loans times the actual daily maximum amount available to be drawn under each such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the first Business Day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Administrative Fees to L/C Issuers. The US Borrower shall pay directly to an L/C Issuer for its own account a fronting fee in such amount and at such times as may be separately agreed to between the US Borrower and such L/C Issuer from time to time, and such other fees and expenses as each L/C Issuer and the US Borrower shall agree.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.05 PREPAYMENTS.

         (a) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans or Offshore Currency Loans as the US Borrower may direct in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than noon, New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, (B) four Business Days prior to any date of prepayment of Offshore Currency Loans and (C) on the date of prepayment of Base Rate Loans and (ii) any prepayment of Loans of any Type shall be in a Dollar Equivalent principal amount of $2,500,000 or a whole Dollar Equivalent multiple of $500,000 in excess thereof or less if paying the applicable Loan in full. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together, in the case of any Fixed Rate Loan, with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the applicable Loans of the Lenders in accordance with their respective Pro Rata Shares thereof.

         (b) No Negotiated Rate Loan may be prepaid without the prior consent of the applicable Lender.

         (c) Either Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay its respective Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender at the Applicable Swing Line Funding Office and the Administrative Agent not later than (x) 1:00 p.m. New York time for US Swing Line Loans and (y) 11:00 a.m. London time for Offshore Currency Swing Line Loans, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal Dollar Equivalent principal amount of $100,000 or less if paying the applicable Loan in full. Each such notice shall specify the date and amount of such prepayment.

         (d) If the Administrative Agent notifies the US Borrower at any time that the Dollar Equivalent of the Outstanding Offshore Currency Obligations at such time exceeds an amount equal to 105% of the Offshore Currency Sublimit then in effect, or the Swing Line Lender notifies the Dutch Borrower that the Outstanding Amount of Offshore Currency Swing Line Loans exceeds the Offshore Currency Swing Line Loan Sublimit then in effect, then within five Business Days after receipt of such notice, either (i) the Dutch Borrower shall prepay Offshore Currency Loans in an aggregate amount sufficient, together with any corresponding prepayment described in clause (ii), to reduce the Dollar Equivalent of such Outstanding Offshore Currency Obligations to an amount not to exceed 100% of the Offshore Currency Sublimit then in effect or (ii) the Dutch Borrower shall prepay Offshore Currency Swing Line Loans in an aggregate amount sufficient (x) to reduce the Dollar Equivalent of such Outstanding Amount to an amount not to exceed 100% of the Offshore Currency Swing Line Loan Sublimit then in effect and/or (y) to reduce, together with any corresponding prepayments described in clause (i), the Dollar Equivalent of Outstanding Offshore Currency Obligations in an aggregate amount sufficient to reduce the Dollar Equivalent of such Outstanding Offshore Currency Obligations to an amount not to exceed 100% of the Offshore Currency Sublimit then in effect, or both, as applicable.

         2.06 SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make (i) loans in Dollars to the US Borrower (each such Loan, a "US Swing Line Loan") and (ii) loans in euro to the Dutch Borrower (each such Loan, an "Offshore Currency Swing Line Loan") from time to time on any Business Day during the period from the Funding Date to the Revolving Loan Maturity Date in an aggregate amount not to exceed at any time outstanding (x) as to all US Swing Line Loans, the amount of the US Swing Line Loan Sublimit and (y) as to Offshore Currency Swing Line Loans, the Offshore Currency Swing Line Loan Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Dollar Equivalent of the Outstanding Amount of Revolving Loans, Offshore Currency Loans and Negotiated Rate Loans plus the Pro Rata Share of the Outstanding Amount of L/C Obligations of the Swing Line Lender in its capacity as a Lender of Revolving Loans and Negotiated Rate Loans, may exceed the amount of such Lender's Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Dollar Equivalent of the aggregate Outstanding Revolving Credit Obligations shall not exceed the combined Revolving Loan Commitments, (ii) the Dollar Equivalent of the Outstanding Offshore Currency Obligations shall not exceed the Offshore Currency Sublimit, and (iii) other than the Swing Line Lender, no Revolving Lender's Pro Rata Share of the Dollar Equivalent of the aggregate Outstanding Revolving Credit Obligations shall exceed such Lender's Revolving Loan Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, each of the US Borrower, as to US Swing Line Loans, and the Dutch Borrower as to Offshore Currency Swing Line Loans, may borrow under this Section 2.06, prepay under Section 2.05, and reborrow under this Section 2.06. Each US Swing Line Loan shall bear interest at the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans and each Offshore Currency Swing Line Loan shall bear interest at the Offshore Currency Swing Line Rate plus the Applicable Rate for Offshore Currency Swing Line Loans. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable Borrower's irrevocable notice to the Swing Line Lender at the applicable Swing Line Funding Office and to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., New York time (or as to Offshore Currency Swing Line Loans, 11:00 a.m. London time), on the requested Borrowing date, and shall specify (i) the amount to be borrowed, which shall be (x) in the case of a US Swing Line Loan, a minimum amount $100,000 and
(y) in the case of an Offshore Currency Swing Line Loan, a minimum Dollar Equivalent amount of $500,000 or a whole Dollar Equivalent multiple of $100,000 in excess thereof, and (ii) the proposed Borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender at the applicable Swing Line Funding Office and to the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower or a Person designated in writing to the Administrative Agent by such Responsible Officer (and with respect to which specimen signatures have been provided) to request applicable Swing Line Loans. If requested to do so (either generally or in a specific instance) by the Administrative Agent, promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., New York time (or as to Offshore Currency Swing Line Loans, 11:00 a.m. London time), on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.06(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., New York time (or as to Offshore Currency Swing Line Loans, 12:00 noon London time), on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower (x) in the case of a US Swing Line Loan, at the Applicable Swing Line Funding Office by crediting the account of the US Borrower on the books of the Swing Line Lender in immediately available funds or as otherwise directed by the US Borrower, and (y) in the case of an Offshore Currency Swing Line Loan, by transferring the amount of such Swing Line Loan to an account of the Dutch Borrower in The Netherlands designated by the Dutch Borrower or otherwise as directed by the Dutch Borrower. Notwithstanding the foregoing provisions of this subsection (b), the Swing Line Lender and the Dutch Borrower make such arrangements with respect to borrowing procedures for Offshore Currency Swing Line Loans as shall be mutually agreeable, subject in any event to the Swing Line Lender not having received prior to the time of any such Swing Line Borrowing a notice or direction described in clause (A) or (B) of the preceding sentence.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender (A) at any time in its sole and absolute discretion may request and (B) unless otherwise directed in writing by the applicable Borrower, on the due date of any outstanding Swing Line Loan shall request, in each case, on behalf of the applicable Borrower (which hereby irrevocably requests the Swing Line Lender to so request on its behalf), that each Lender make a Revolving Loan, as to US Swing Line Loans, or an Offshore Currency Loan, as to Offshore Currency Swing Line Loans, in an amount equal to such Lender's Pro Rata Share of the amount of applicable Swing Line Loans then outstanding. Each such Revolving Loan shall be a Base Rate Loan, and each such Offshore Currency Loan shall have an interest period of one month. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Loan Commitments and the Offshore Currency Sublimit, as applicable, and the conditions set forth in
         Section 4.02. The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.06(c)(ii), each Lender that so makes funds available shall be deemed to have made, as applicable, a Revolving Loan to the US Borrower in such amount or an Offshore Currency Loan to the Dutch Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Borrowing cannot be requested in accordance with Section 2.06(c)(i) or any Swing Line Loan cannot be refinanced by such a Borrowing, the Notice of Borrowing submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.06(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.06(c) by the time specified in Section 2.06(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Revolving Loans or Offshore Currency Loans, or to purchase and fund risk participations in Swing Line Loans, pursuant to this Section 2.06(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan, Offshore Currency Loan or participation pursuant to this Section 2.06 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. Each of the Borrowers shall make all payments of principal and interest in respect of their respective Swing Line Loans directly to the Swing Line Lender at the Applicable Swing Line Funding Office (x) with respect to US Swing Line Loans, in Dollars and in immediately available funds not later than 1:00 p.m., New York time, and (y) with respect to Offshore Currency Swing Line Loans, in euro in immediately available funds not later than 11:00 a.m., London time, on the applicable dates specified herein. All payments received by the Swing Line Lender after the specified time shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         2.07 REDUCTION OR TERMINATION OF COMMITMENTS; OPTIONAL INCREASE IN COMMITMENTS.

         (a) The US Borrower may, upon notice to the Administrative Agent, terminate the Revolving Loan Commitments, or permanently reduce the Revolving Loan Commitments to an amount not less than the Dollar Equivalent of the then Outstanding Revolving Credit Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than noon, two Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate Dollar Equivalent amount of $5,000,000 or any whole Dollar Equivalent multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Revolving Loan Commitments. Once reduced in accordance with this Section, the Revolving Loan Commitments may not be increased, except pursuant to subsection 2.07(b) below. Any reduction of the Revolving Loan Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All Facility Fees accrued until the effective date of any termination of the Revolving Loan Commitments shall be paid on the effective date of such termination. If, after any reduction of the Revolving Loan Commitments in accordance with this section, the aggregate Dollar Equivalent amount of the Revolving Loan Commitments is less than the Dollar Equivalent amount of the Offshore Currency Sublimit, the Offshore Currency Sublimit shall be reduced to an amount not greater than the Dollar Equivalent of the Revolving Loan Commitments.

         (b) The US Borrower may, from time to time, at its option, subject to the last sentence hereof, seek to increase the Aggregate Commitments by up to $100,000,000 in the aggregate (i.e., the Aggregate Commitments shall not exceed the Dollar Equivalent of $350,000,000) upon at least three (3) Business Days' prior notice to the Administrative Agent, which notice shall specify the amount of any such requested increase (which shall be in an amount not less than $15,000,000) and shall be delivered at a time when no Default or Event of Default has occurred and is continuing. The US Borrower may offer the increase in the Aggregate Commitments to any of the existing Lenders and/or to other banks, financial institutions or other entities acceptable to the Administrative Agent on a non pro-rata basis in such amounts as determined by the US Borrower and agreed to by the Administrative Agent (such acceptance not to be unreasonably withheld or delayed); provided that no existing Lender shall be under any obligation to accept such offer to increase its Commitment. The US Borrower may elect to accept an increase in the Aggregate Commitments in an amount equal to $15,000,000 or more. No increase in the Aggregate Commitment shall become effective until the existing or new Lender extending such incremental commitment amount and the Borrowers shall have executed and delivered to the Administrative Agent an agreement in writing in form and substance reasonably acceptable to the Administrative Agent pursuant to which such Lender states its Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder. In conjunction with such increase, the Lenders (new or existing) shall accept (and the existing Lenders shall make) an assignment at par of an interest in the Loans and L/C Obligations outstanding at the time of such Aggregate Commitment increase such that, after giving effect thereto, all Loans (other than Negotiated Rate Loans) and L/C Obligations are held by the Lenders on a pro rata basis. The Borrowers shall make any payments under Section 3.05 resulting from such assignments. No more than two increases in the Aggregate Commitment pursuant to this Section 2.07(b) shall be permitted in any single calendar year unless the Administrative Agent and the US Borrower otherwise agree.

         2.08 REPAYMENT OF LOANS.

         (a) The US Borrower shall repay to the Lenders on the Revolving Loan Termination Date the aggregate principal amount of Revolving Loans outstanding on such date and the Dutch Borrower shall repay to the Lenders on the Revolving Loan Termination Date the aggregate principal amount of Offshore Currency Loans outstanding on such date.

         (b) If for any reason, the Dollar Equivalent of the aggregate Outstanding Revolving Credit Obligations exceed the combined Revolving Loan Commitments as in effect from time to time in accordance with the terms hereof, the applicable Borrower shall immediately prepay Revolving Loans, Offshore Currency Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         (c) The US Borrower shall repay each Negotiated Rate Loan on the earlier to occur of (i) the date agreed to by the US Borrower and the applicable Lender but no later than 180 days after such Loan is made and (ii) the Revolving Loan Termination Date.

         (d) The applicable Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date seven Business Days after such Loan is made and
(ii) the Revolving Loan Termination Date.

         (e) Notwithstanding any of the foregoing terms of this Section 2.08 to the contrary, the Dutch Borrower shall have no obligation to repay any Loans other than Offshore Currency Loans and Offshore Currency Swing Line Loans.

         2.09 INTEREST.

         (a) Subject to the provisions of subsection (b) below, the applicable Borrower shall pay interest on the unpaid principal amount of each Revolving Loan and each Offshore Currency Loan from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such Type of Loan plus the Applicable Rate for each such Type of Loan. Each Negotiated Rate Loan shall bear interest at the Negotiated Rate applicable thereto.

         (b) While any Event of Default exists under Section 8.01(a), the applicable Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10 FEES.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.04:

         (a) Facility Fee. The US Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a facility fee in Dollars (the "Facility Fee") equal to the Applicable Rate times such Lender's Pro Rata Share of the combined Revolving Loan Commitments (regardless of utilization). The Facility Fee shall accrue at all times from the Effective Date until the Revolving Loan Termination Date and shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing with the first such date to occur after the Effective Date, and on the Revolving Loan Termination Date. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) Arrangement and Agency Fees. The US Borrower shall cause to be paid to Bank of America fees in the amounts and at the times specified in the letter agreement, dated February 3, 2003 (the "Fee Letter"), among the US Borrower, Bank of America and Banc of America Securities LLC.

         2.11 COMPUTATION OF INTEREST AND FEES.

         Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest on the Negotiated Rate Loans shall be computed on such basis as is agreed by the US Borrower and the Lender advancing such Loan. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.12 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be presumptively correct absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Revolving Loan Note, an Offshore Currency Loan Note, a Negotiated

Rate Loan Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.13 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the US Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 1:00 p.m., New York time, on the date specified herein. Except as otherwise expressly provided for herein, all payments made by the Dutch Borrower hereunder with respect to principal and interest on Offshore Currency Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in euro in immediately available funds not later than 1:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 1:00 p.m., New York time, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments of principal and interest in respect of (i) US Swing Line Loans shall be in Dollars and (ii) Offshore Currency Swing Line Loans, shall be made in euro.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by, and available to, the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest, fees and undisputed costs and expenses then due hereunder, such funds shall be applied (i) first, toward undisputed costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Notwithstanding the foregoing, payments to Non-Continuing Lenders may be made on a non-ratable basis pursuant to Section 2.15.

         (d) Unless the US Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the applicable Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the applicable Overnight Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and the applicable Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the applicable Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.14 SHARING OF PAYMENTS.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or in Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.15 EXTENSIONS OF REVOLVING LOAN TERMINATION DATE.

         (a) On up to two occasions, the US Borrower on behalf of both Borrowers may, by written notice to the Administrative Agent (a "Notice of Extension") given not more than eighteen months before nor less than sixty days before the then effective Revolving Loan Termination Date (the "Existing Termination Date"), request an extension of the Existing

Termination Date by one year; provided, however, no Existing Termination Date shall be extended past April 30, 2007 (each period from an Existing Termination Date to the date to which the Aggregate Commitments are proposed to be extended being the "Extension Period"). Each Notice of Extension shall specify the date to which the Existing Termination Date is to be extended. Each Notice of Extension shall constitute a representation by the US Borrower that (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties contained in Article IV are correct on and as of the date of such Notice of Extension as though made on and as of such date (except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct as of such earlier date).

         (b) The Administrative Agent shall promptly provide the Lenders with a copy of each Notice of Extension within five Business Days and shall identify as the response date the date agreed to by the US Borrower and the Administrative Agent (the "Response Date") which shall be at least thirty days prior to the Existing Termination Date. Each Lender shall by written notice to the Administrative Agent on or before the Response Date advise the Administrative Agent whether or not such Lender consents to the requested extension. Any Lender that fails to deliver a timely written consent to extension to the Administrative Agent shall be deemed not to have consented to such extension (all Lenders that have timely and expressly consented to such extension being, collectively, the "Continuing Lenders," and all other Lenders being, collectively, the "Non-Consenting Lenders"). If the Continuing Lenders hold Commitments aggregating at least 75% of the Aggregate Commitments then in effect and on the Response Date, the US Borrower delivers to the Administrative Agent a certificate of a Responsible Officer certifying that as of such date that (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties contained in Article IV are correct on and as of such date as though made on and as of such date (except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct as of such earlier date), then, effective as of the close of business on the Response Date, the Revolving Loan Termination Date shall be extended to the last day of the Extension Period; provided, however, that on the Existing Termination Date (determined without giving effect to the applicable requested extension) the Non-Consenting Lenders shall be entitled to payments as provided in Section 2.15(c).

         (c) On the Existing Termination Date (determined without giving effect to the applicable requested extension) (i) the US Borrower shall repay (with the proceeds of Loans hereunder or otherwise) in full all Loans (other than Offshore Currency Loans and Offshore Currency Swing Line Loans) and other amounts due to the Non-Consenting Lenders (in connection with Loans other than Offshore Currency Loans and Offshore Currency Swing Line Loans) hereunder and (ii) the Dutch Borrower shall repay (with the proceeds of Loans hereunder or otherwise) in full all Offshore Currency Loans and Offshore Currency Swing Line Loans and other amounts due to the Non-Consenting Lenders in connection with Offshore Currency Loans and Offshore Currency Swing Line Loans hereunder. At the close of business on the Existing Termination Date (i) the Commitments of the Non-Consenting Lenders shall terminate, the Non-Consenting Lenders shall cease to be Lenders under this Agreement (but shall continue to be entitled to the benefit of the indemnification provisions hereof and the provisions of Article III hereof) and (ii) the Aggregate Commitments shall be adjusted to an amount equal to the sum of the Commitments of the Continuing Lenders. Also as of the close of business on the Existing

Termination Date, the participation interest of each Continuing Lender in all outstanding Letters of Credit shall be adjusted to equal its Pro Rata Share thereof (determined giving effect to the Commitment reductions of the Non-Consenting Lenders). On the Existing Termination Date, the US Borrower shall also repay Loans (other than Offshore Currency Loans and Offshore Currency Swing Line Loans) and the Dutch Borrower shall repay Offshore Currency Loans and Offshore Currency Swing Line Loans owing to the Continuing Lenders to the extent, if any, that the Aggregate Outstanding Revolving Credit Obligations are greater than the combined Commitments of the Continuing Lenders.

         (d) In the event an Existing Termination Date is extended pursuant to this Section 2.14, the Administrative Agent shall promptly after the applicable Response Date provide the Continuing Lenders and the Borrowers with a notice of such extension and of (i) the Aggregate Commitments of the Continuing Lenders,
(ii) the identity of the Continuing Lenders and (iii) the Commitment of each Continuing Lender.


                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, Excluded Taxes (all such non-Excluded Taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof if reasonably available; provided, however that no such additional amount shall be required to be paid to any Lender under clause (i) above except to the extent that the Tax resulted from any change after the date hereof in any requirement (including, without limitation, any introduction of or enactment of or interpretation of or other change in any Law after the date hereof) for a deduction, withholding or payment.

         (b) In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If a Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, such Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender reasonably specifies is necessary to preserve the after-tax yield (after factoring in all taxes), including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrowers agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) unless resulting from the gross negligence or willful misconduct of the applicable Lender, any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Dutch Borrower shall only have indemnification obligations under this Section 3.10(a), (b), (c) or (d) for Taxes and Other Taxes in connection with Offshore Currency Loans and Offshore Currency Swing Line Loans made to the Dutch Borrower. Payment under subsection (c) and this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a reasonably detailed written demand therefor.

         (e) If either Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender or the Administrative Agent, as applicable, shall (unless the Lender or the Administrative Agent determines in good faith that contesting a Tax will have an adverse effect on the Lender) cooperate with such Borrower (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender or the Administrative Agent, in each case, in its reasonable discretion, have been made to preserve the confidential nature of such information) in challenging such Tax at the Borrowers' expense if requested by the Borrowers (it being understood and agreed that neither the Administrative Agent nor any Lender shall have any obligation to contest, or any responsibility for contesting, any
Tax). If any Lender or the Administrative Agent, as applicable, receives a refund (whether by way of a direct payment, credit or by offset) of any Tax for which a payment has been made pursuant to this subsection 3.01 which, in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is allocable to such payment made under subsection 3.01, the amount of such refund (together with any interest received thereon) shall be paid to the Borrowers to the extent payment has been made in full as and when required pursuant to this subsection 3.01. The Borrowers agree to return any refund to any Lender or the Administrative Agent at the request of such party (together with any interest, penalties, or other charges thereon) in the event the Lender or the Administrative Agent is required to return such refund to the applicable taxing authority.


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


         3.02 ILLEGALITY.

         If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund any Fixed Rate Loans or Offshore Currency Swing Line Loans, or to determine or charge interest rates based upon any Fixed Rate or the Offshore Currency Swing Line Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue such Fixed Rate Loans or Offshore Currency Swing Line Loans or to convert Base Rate Loans to Eurodollar Rate Loans (if such Eurodollar Loans are so affected) shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist (which such Lender shall do promptly after such circumstances no longer exist). Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all affected Fixed Rate Loans and Offshore Currency Swing Line Loans or, if applicable, convert all affected Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Fixed Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Fixed Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES.

         If the Administrative Agent or, as to Offshore Currency Swing Line Loans, the Swing Line Lender, determines in connection with any request for a Fixed Rate Loan or Offshore Currency Swing Line Loans, a continuation thereof, or a conversion of a Eurodollar Rate Loan that (a) deposits in Dollars or euro are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Fixed Rate Loan, (b) adequate and reasonable means do not exist for determining the Fixed Rate for such Fixed Rate Loan or Offshore Currency Swing Line Rate for such Offshore Currency Swing Line Loan, or (c) the Fixed Rate for such Fixed Rate Loan or Offshore Currency Swing Line Rate for such Offshore Currency Swing Line Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such Loan, the Administrative Agent will promptly notify the affected Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain affected Fixed Rate Loans or Offshore Currency Swing Line Loans shall be suspended until the Administrative Agent or Swing Line Lender revokes such notice which it shall do promptly once such circumstances no longer exist. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing, conversion or continuation of affected Fixed Rate Loans or Offshore Currency Swing Line Loans, failing that, with respect to Eurodollar Rate Loans in Dollars, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein and, with respect to Offshore Currency Loans or Offshore Currency Swing Line Loans in euro, will be deemed to have revoked such pending request for a Borrowing.


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


         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON FIXED RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case first made after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Fixed Rate Loans or Offshore Currency Swing Line Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes or Excluded Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then within ten Business Days after receipt of a reasonably detailed written notice from such Lender (with a copy of such notice to the Administrative Agent), the US Borrower with respect to Eurodollar Rate Loans, and the Dutch Borrower with respect to Offshore Currency Loans and Offshore Currency Swing Line Loans, shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case first made after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy) then within ten Business Days after receipt of a reasonably detailed written notice from such Lender (with a copy of such notice to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The applicable Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each applicable Fixed Rate Loan and Offshore Currency Swing Line Loan (to the extent not reflected in the determination of the Offshore Currency Swing Line Rate) equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be presumptively correct absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the US Borrower or behalf of the applicable Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.


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


         3.05 FUNDING LOSSES.

         Within ten Business Days following receipt of a reasonably detailed written notice from any Lender (with a copy to the Administrative Agent), the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than lost profits) actually incurred by it (giving effect to the following paragraph) as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the applicable Borrower; or

         (c) any assignment of a Fixed Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the applicable Borrower pursuant to Section 10.16;

including any loss or expense (other than lost profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the applicable Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Fixed Rate Loan made by it at the Fixed Rate for such Loan by a matching deposit or other borrowing in the applicable interbank market for Dollars or euro for a comparable amount and for a comparable period, whether or not such Fixed Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be presumptively correct in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04 or refusing to make or maintain Loans pursuant to Section 3.02, the US Borrower may replace such Lender in accordance with Section 10.16.

         3.07 SURVIVAL.

         All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations.


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                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF EFFECTIVENESS OF AMENDMENT AND RESTATEMENT AND CREDIT EXTENSION ON THE AMENDMENT AND RESTATEMENT EFFECTIVENESS DATE.

         The effectiveness of the amendment and restatement of the Original Credit Agreement and the obligation of each Lender to make Credit Extensions on the Amendment and Restatement Effectiveness Date hereunder are subject to satisfaction of the following conditions precedent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Amendment and Restatement Effectiveness Date (or, in the case of certificates of governmental officials, a recent date before the Amendment and Restatement Effectiveness Date) and each in form reasonably satisfactory to the Administrative Agent:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

                  (ii) executed counterparts of the Libbey Glass Guaranty and the Consolidated Amendment to Guaranties;

                  (iii) (a) Revolving Loan Notes executed by the US Borrower in favor of each Lender requesting such a Note, issued in replacement of the Original Revolving Loan Notes, (b) Offshore Currency Loan Notes executed by the Dutch Borrower in favor of each Lender requesting such a Note, and (c) Swing Line Notes executed by (i) the US Borrower in favor the Swing Line Lender, issued in replacement of the Original Swing Line Notes and (ii) the Dutch Borrower in favor of the Swing Line Lender;

                  (iv) certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party, all in form and substance reasonably satisfactory to the Administrative Agent, which establish the identity and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (v) with respect to the Dutch Borrower, (A) a copy of its deed of incorporation (akte van oprichting) as filed with the trade register at the applicable chamber of commerce, and (B) a copy of its articles of association (statuten) as currently in force and as filed with the trade register at the applicable chamber of commerce and certified by one of its directors;

                  (vi) with respect to each Loan Party other than the Dutch Borrower, a certificate of its secretary or assistant secretary that its certificate of incorporation or similar charter document and its by-laws have not changed since the Effective Date (or providing copies of all such changes);

                  (vii) a certificate signed by a Responsible Officer on behalf of each Borrower certifying (A) that the conditions specified in Sections 4.01 and 4.02 have been satisfied, and (B) that there has been no event or circumstance since December 31, 2001 (after giving effect as of such date to the write-off of expenses related to the Proposed AH Acquisition not to exceed $20,000,000 in the aggregate) which has or could be reasonably expected to have a Material Adverse Effect;

                  (viii) an opinion of US counsel to each Loan Party in substance reasonably satisfactory to the Administrative Agent; and

                  (ix) an opinion of Dutch counsel to the Dutch Borrower in substance reasonably satisfactory to the Administrative Agent.

         (b) Any fees required to be paid on or before the Amendment and Restatement Effectiveness Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrowers shall have paid all Attorney Costs of the Administrative Agent relating to this Agreement to the extent invoiced prior to or on the Amendment and Restatement Effectiveness Date.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS.

         The obligation of each Lender to honor any Request for Credit Extension (other than a Notice of Borrowing requesting only a conversion of Loans to a different Type, or a continuation of Loans as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of the US Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent and, if applicable, the applicable L/C Issuer, the Swing Line Lender or the Negotiated Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Notice of Borrowing requesting only a conversion of Loans to the other Type or a continuation of Loans as the same Type) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02 have been satisfied on and as of the date of the applicable Credit Extension.


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


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The US Borrower represents and warrants to the Administrative Agent and the Lenders that as of the Amendment and Restatement Effectiveness Date and as of each Credit Extension thereafter:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

         Each Loan Party (a) is a corporation or limited liability company, as applicable, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (b), (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION.

         The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject except as would not have a Material Adverse Effect, or (c) violate any Law applicable to such Person except as would not have a Material Adverse Effect.

         5.03 GOVERNMENTAL AUTHORIZATION.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.04 BINDING EFFECT.

         This Agreement has been, and each other Loan Document, when delivered hereunder or under the Original Credit Agreement, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally which may be in effect and to general principles of equity.


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


         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

         (b) Since December 31, 2001 (after giving effect as of such date to the write-off of expenses not to exceed $20,000,000 in the aggregate related to the Proposed AH Acquisition), there has been no event or circumstance that has had a Material Adverse Effect.

         5.06 LITIGATION.

         There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the US Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that
(a) enjoin or restrict the consummation or performance of this Agreement or any other Loan Document, or (b) could reasonably be expected to have a Material Adverse Effect (after giving effect to the write off of expenses not to exceed $20,000,000 in the aggregate related to the Proposed AH Acquisition).

         5.07 NO DEFAULT.

         No Default or Event of Default has occurred and is continuing or would result from the making of the Credit Extensions hereunder.

         5.08 OWNERSHIP OF PROPERTY; LIENS.

         Each of the Loan Parties has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Amendment and Restatement Effectiveness Date, the property of each of the Loan Parties is subject to no Liens, other than Permitted Liens.

5.09     ENVIRONMENTAL COMPLIANCE.

         Except as set forth in Schedule 5.09 hereto or as could not reasonably be expected to have a Material Adverse Effect:

         (a) the operations of each Loan Party and each of its Restricted Subsidiaries comply in all material respects with all Environmental Laws;

         (b) each Loan Party and each of its Restricted Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and each Loan Party and each of its Restricted Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

         (c) (i) no Loan Party nor any of its Restricted Subsidiaries has received (A) any written notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9604) or comparable state laws, and (ii) to the best of the US Borrower's knowledge, none of the operations of any Loan Party or any of its Restricted Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

         (d) none of the operations of any Loan Party or any of its Restricted Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

         (e) no Loan Party nor any of its Restricted Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to
(a) any Environmental Laws or (b) any Environmental Claims;

         (f) no Loan Party nor any of its Restricted Subsidiaries nor, to the best knowledge of the US Borrower, any predecessor of any Loan Party or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility;

         (g) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to result in an Environmental Claim, and no Loan Party nor any of its Restricted Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to result in an Environmental Claim;

         (h) no Loan Party nor any of its Restricted Subsidiaries nor, to the best knowledge of the US Borrower, any of their respective predecessors has disposed of any Hazardous Materials in a manner that could reasonably be expected to result in an Environmental Claim;

         (i) no underground storage tanks or surface impoundments are on or at any Facility currently owned/or operated by any Loan Party or any of its Restricted Subsidiaries; and

         (j) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

         Notwithstanding anything in this Section 5.09 to the contrary, no event or condition has occurred with respect to any Loan Party or any of its Restricted Subsidiaries relating to any Environmental Laws or Release of Hazardous Materials at any Facility or any other location which, individually, or in the aggregate, has had a Material Adverse Effect.


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


         5.10 INSURANCE.

         The properties of the Loan Parties (and, in the case of any Restricted Subsidiary which is not a Loan Party, only to the extent that the failure to be so insured could reasonably be expected to have a Material Adverse Effect) are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate (subject to self-insurance with respect to workers' compensation and related health benefits in a manner consistent with past practice but subject to modifications based upon current market conditions).

         5.11 TAXES.

         The Loan Parties and their respective Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges shown on such returns, reports or final assessments as due and payable, except those which would not have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided to the extent required by GAAP.

         5.12 ERISA COMPLIANCE. Except as set forth on Schedule 5.12 hereto or as could not reasonably be expected to have a Material Adverse Effect:

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or the remedial amendment period applicable thereto has not yet expired, and, to the best knowledge of the US Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The US Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the US Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 SUBSIDIARIES.

         As of the date hereof, the US Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the date hereof, there are no Unrestricted Subsidiaries.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) Neither Borrower is engaged nor will engage, in each case, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Loan Parties is subject to regulation under the Public Utility Holding Company Act of 1935 or under the Investment Company Act of 1940.

         5.15 DISCLOSURE.

         The statements, information, reports, representations, or warranties made by the Loan Parties in the Loan Documents or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact (known to the Loan Parties) required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.16 INTELLECTUAL PROPERTY; LICENSES, ETC.Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their respective Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without, to the knowledge of the US Borrower, conflict with the rights of any other Person. To the best knowledge of the US Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party or any Restricted Subsidiary of any Loan Party infringes upon any rights held by any other Person, which infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the US Borrower, threatened, and no patent, invention, device, application or principle is pending or, to the knowledge of the US Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.17 SOLVENCY.

         Each Loan Party is Solvent.


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                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the US Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

         6.01 FINANCIAL STATEMENTS.

         Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) (i) as soon as available, but in any event within 105 days after the end of each fiscal year of the US Borrower, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP, any Qualified Accounting Firm or any other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders. Notwithstanding the foregoing, in the event that the US Borrower delivers an Annual Report on Form 10-K of Holdings for such fiscal year as filed with the Securities and Exchange Commission to each Lender within 105 days after the end of such fiscal year, such Form 10-K shall satisfy all requirements of this Section 6.01(a)(i); and

         (i) at any time that an Unrestricted Subsidiary is in existence at the end of the applicable period, as soon as available, but in any event within 105 days after the end of each fiscal year of the US Borrower, a consolidated balance sheet of Holdings and its Subsidiaries (excluding the Unrestricted Subsidiaries) as at the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP, any Qualified Accounting Firm or any other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders.

         (b) (i) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the US Borrower, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal quarter and for the portion of the US Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the US Borrower on behalf of the US Borrower as fairly presenting the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, in the event that the US Borrower delivers a Quarterly Report on Form 10-Q of Holdings for such fiscal quarter as filed with the Securities and Exchange Commission to each Lender within 60 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of this Section 6.01(b)(i); and

         (i) at any time that an Unrestricted Subsidiary is in existence at the end of the applicable period, as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the US Borrower, a consolidated balance sheet of Holdings and its Subsidiaries (excluding the Unrestricted Subsidiaries) as at the end of such fiscal quarter, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal quarter and for the portion of the US Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year all in reasonable detail and certified by a Responsible Officer of the US Borrower on behalf of the US Borrower as fairly presenting the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries (excluding the Unrestricted Subsidiaries) in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES; OTHER INFORMATION.

         Deliver to the Administrative Agent for its delivery to each Lender, in form and detail satisfactory to the Administrative Agent:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the US Borrower on behalf of the US Borrower;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication made generally available to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and


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


         (d) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary as the Administrative Agent may from time to time request.

         6.03 NOTICES.

         Promptly upon any Responsible Officer of Holdings or the US Borrower obtaining knowledge thereof, notify the Administrative Agent (and the Administrative Agent shall promptly provide copies of such notices to the Lenders):

         (a) of the occurrence of any Default or Event of Default;

         (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect;

         (c) of any litigation, investigation or proceeding affecting any Loan Party in which the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect; and

         (d) of the occurrence of any ERISA Event.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer on behalf of the US Borrower setting forth details of the occurrence referred to therein and stating what action the US Borrower has taken and proposes to take with respect thereto.

         6.04 PAYMENT OF OBLIGATIONS.

         Pay and discharge prior to the expiration of any applicable grace or cure periods all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets shown on federal, state or other material tax returns, reports or final assessments unless the same are being contested in good faith by appropriate proceedings and adequate reserves to the extent required by GAAP are being maintained by the US Borrower or such Restricted Subsidiary.

         6.05 PRESERVATION OF EXISTENCE, ETC.

         (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except in a transaction permitted by Section 7.04 or 7.05 or where failure to maintain such rights, privileges, permits, licenses or franchises could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.


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


         6.06 MAINTENANCE OF PROPERTIES.

         Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE.

         Maintain with financially sound and reputable insurance companies not Affiliates of the US Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, subject to self-insurance with respect to workers compensation and related health benefits in a manner consistent with past practice but subject to modifications based upon current market conditions.

         6.08 COMPLIANCE WITH LAWS.

         Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS.

         Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and material matters involving the assets and business of the US Borrower or such Restricted Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS.

         Permit agents and representatives of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the US Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective agents or representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and with reasonable (or, in the case of the Administrative Agent, with or without) advance notice.

         6.11 COMPLIANCE WITH ERISA.

         Do, and cause each of its ERISA Affiliates to do, each of the following except where the failure to take such action or cause any ERISA Affiliate to take such action would not have a

Material Adverse Effect: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.12 USE OF PROCEEDS.

         Use the proceeds of the Loans, to refinance Indebtedness of the US Borrower and its Subsidiaries and for other general corporate purposes including stock buy-backs, Acquisitions, working capital and capital expenditures not in violation of any Loan Document.

         6.13 ENVIRONMENTAL DISCLOSURE AND INSPECTION.

         (a) Exercise reasonable diligence in order to comply and cause all tenants under any leases or occupancy agreements with the US Borrower or any of its Restricted Subsidiaries and all other Persons on or occupying such property, to comply with all Environmental Laws except where such failure could not reasonably be expected to have a Material Adverse Effect.

         (b) Except for the disclosure of matters as to which a legal privilege is asserted in good faith by the US Borrower or any of its Subsidiaries, promptly advise the Administrative Agent in writing and in reasonable detail of
(i) any Release of any Hazardous Materials which is material and required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that would reasonably be expected to result in a Material Adverse Effect or with respect to any Release of Hazardous Materials which is material in nature and is required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by the US Borrower or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that would reasonably be expected to result in a Material Adverse Effect, (iv) the US Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that has caused such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that could reasonably be expected to result in a Material Adverse Effect, and (v) any notice from a governmental agency stating that the US Borrower or any of its Restricted Subsidiaries has been named as a potentially responsible party under applicable Environmental Laws or any other request for information from any governmental agency that indicates such agency is investigating whether the US Borrower or any of its Restricted Subsidiaries may be potentially responsible for a Release of Hazardous Materials in either case that could reasonably be expected to result in a Material Adverse Effect.

         (c) Provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this Section 6.13.

         6.14 BORROWER'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

         Promptly take, and cause each of its Restricted Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation

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


or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable material Environmental Laws and Governmental Authorizations. In the event the US Borrower or any of its Restricted Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, the US Borrower or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable material Environmental Laws except when, and only to the extent that, the US Borrower's or such Subsidiary's liability, including with respect to such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials, is being contested in good faith by either Borrower or such Subsidiary.

         6.15 FURTHER ASSURANCES.

         (a) Cause each wholly-owned Subsidiary which is a Guarantor to remain a wholly-owned Subsidiary, except as a result of a transaction permitted by
Section 7.04 or Section 7.05 hereunder.

         (b) Promptly after any Person becomes a Restricted Material Subsidiary, cause such Person to join as a Guarantor under the Subsidiary Guaranty pursuant to joinder agreements in form and substance reasonably satisfactory to the Administrative Agent. The US Borrower shall promptly notify the Administrative Agent at any time at which, in accordance with this Section 6.15, any Material Subsidiary shall be required to join as a Guarantor under the Subsidiary Guaranty.

         (c) At the time of any request for Offshore Currency Borrowing or a Swing Line Borrowing of an Offshore Currency Swing Line Loan, and at all times when there are Offshore Currency Loans or Offshore Currency Swing Line Loans outstanding, cause the Dutch Borrower to be a Restricted Subsidiary.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         Commencing on the Amendment and Restatement Effectiveness Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the US Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

         7.01 LIENS.

         Create, incur or assume any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

         (a) Liens pursuant to any Loan Document;

         (b) Liens other than those permitted by subsections (c) through (q) that are existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);


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


         (c) Liens for taxes, assessments or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person if and to the extent required by GAAP;

         (d) (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens and (ii) customs and revenue authority liens securing payment of customs duties, in either case arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), government contracts, tenders, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance), unless any such judgment remains undischarged for a period of more than 45 consecutive days during which execution is not effectively stayed;

         (i) Liens securing Indebtedness permitted under Section 7.03(d); provided that) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof;

         (j) Liens upon assets of any Receivables Subsidiary securing Indebtedness permitted by Section 7.03(e);

         (k) Liens upon assets of entities which become Restricted Subsidiaries after the date of this Agreement pursuant to Section 7.02 and securing Indebtedness permitted by Section 7.03(g); provided that such Liens existed at the time the respective entities became Restricted Subsidiaries, were not created in anticipation thereof and are limited to assets and proceeds thereof of the respective entity at the time acquired;

         (l) Liens on the interest of the US Borrower or any of its Restricted Subsidiaries in the COLI Policies, which Liens secure COLI Debt permitted by
Section 7.03(j);

         (m) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the US Borrower or its Restricted Subsidiaries;

         (n) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement;

         (o) protective UCC filings with respect to personal property leased by, or consigned to, either Borrower or any of its Restricted Subsidiaries;

         (p) Liens granted by the US Borrower securing Indebtedness permitted by
Section 7.03(k); and

         (q) other Liens securing obligations otherwise permitted hereunder which do not exceed $15,000,000 in the aggregate at any one time outstanding.

         7.02 INVESTMENTS.

         Make any Investments, except:

         (a) Investments that are existing on the date hereof listed on Schedule 7.02;

         (b) Investments held by the US Borrower or such Restricted Subsidiary in the form of cash equivalents;

         (c) advances to officers, directors and employees of the US Borrower and Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes and (ii) in an aggregate amount not to exceed $10,000,000 at any time outstanding to enable such Persons to purchase stock of Holdings;

         (d) Investments of any Subsidiary in the US Borrower or another Subsidiary which is a Guarantor;

         (e) Investments by the US Borrower or any Subsidiary which is a Guarantor in any other Subsidiary which is a Guarantor;

         (f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

         (g) Guaranty Obligations permitted by Section 7.03 and Section 7.13;

         (h) Investments permitted by Section 7.04;

         (i) Investments incurred in order to consummate Acquisitions not otherwise prohibited herein, provided that (i) such Acquisitions are undertaken in accordance with all applicable Laws, (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (iii) the US Borrower provides the Administrative Agent and the Lenders with a certificate at least five days prior to the consummation of such

Acquisition evidencing that, after giving effect to such Acquisition, the US Borrower is in compliance with Section 7.14(a) and (b) (as determined on a Pro Forma Basis as of the last day of the preceding fiscal quarter), and (iv) after giving effect to such Acquisition, the US Borrower and its Restricted Subsidiaries remain in compliance with Section 7.09;

         (j) loans to Holdings (i) in an amount equal to the income taxes attributable to Holdings' Investment in the US Borrower and its Restricted Subsidiaries and other taxes attributable to the US Borrower and its Restricted Subsidiaries which are then due and payable and (ii) in an amount up to $2,000,000 per calendar year to pay expenses, provided that such loans shall reduce dollar-for-dollar the amounts permitted to be paid to Holdings pursuant to Section 7.07(c)(i)(A) and (B), respectively;

         (k) the US Borrower may make and own Investments in Holdings' common stock in connection with the administration of the 401K program for employees of the US Borrower and its Affiliates and any deferred compensation plan for executive officers of the US Borrower and its Affiliates, provided that the aggregate fair value, as determined by the closing price on the New York Stock Exchange for such equity securities on the Business Day prior to making the Investment, of such equity securities at any one time held by the US Borrower shall not exceed $10,000,000;

         (l) Investments by the US Borrower or any Restricted Subsidiary in any Foreign Subsidiary or in any Joint Venture in an aggregate amount not to exceed
(i) $75,000,000 or (ii) $125,000,000 if at the time of such Investment, the Leverage Ratio is less than 2.25 to 1.00 (it being understood that Investments permitted by this clause (ii) shall not cease to be allowed by virtue of changes in the Leverage Ratio subsequent to the time of such Investment), plus, in the case of either clause (i) or (ii), an amount (the "Incremental Amount") equal to any cash dividends, other cash returns and the fair market value of other distributions received after the date hereof with respect to the Investment described in Section 7.02(n) (such Incremental Amount not to exceed the initial amount of such Investment);

         (m) Investments consisting of Permitted Swap Obligations;

         (n) direct or indirect Investments of the US Borrower and its Restricted Subsidiaries in existence on the date hereof in Vitrocrisa Holding S. de R.L. de C.V., Vitrocrisa S. de R.L de C.V., Crisa Libbey S.A. de C. V., Crisa Industrial LLC and any affiliated entities therewith pursuant to a Joint Venture entered into by the US Borrower and Vitro S.A. DE C.V. (it being understood that additional Investments therein may be made to the extent otherwise permitted another subsection of Section 7.02);

         (o) Investments by the US Borrower in Unrestricted Subsidiaries to the extent such Investments are permitted by Section 7.07(d) or (e); and

         (p) other Investments not exceeding $35,000,000 in the aggregate at any time.

         7.03 INDEBTEDNESS.

         Create, incur, assume or permit to exist any Indebtedness of the US Borrower or such Restricted Subsidiary, as applicable, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness other than of the type permitted by subsections (c) through (m) that is outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c) Indebtedness consisting of Permitted Swap Obligations;

         (d) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;

         (e) Receivables Facility Attributed Indebtedness in an aggregate amount not to exceed $75,000,000 at any time;

         (f) Indebtedness consisting of financial standby letters of credit (other than any Letter of Credit) in which the US Borrower or any of its Restricted Subsidiaries has any actual or contingent reimbursement obligations in an aggregate amount not to exceed $15,000,000 at any time;

         (g) Indebtedness which is secured by Liens upon assets of entities which become Restricted Subsidiaries after the date of this Agreement pursuant to Section 7.02 and which Liens are permitted by Section 7.01(k); provided that such Indebtedness existed at the time the respective entities became Restricted Subsidiaries, was not created in anticipation thereof and is limited to assets of the respective entity at the time acquired and proceeds thereof;

         (h) Intercompany Indebtedness to the extent permitted by Section 7.02; provided, however, that in the event of any subsequent issuance or transfer of any capital stock which results in the holder of such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the US Borrower or any of its Restricted Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this Section 7.03; provided further, however, that in the case of Intercompany Indebtedness consisting of a loan or advance to either Borrower, each such loan or advance shall be subordinated to the indefeasible payment in full of all of such Borrower's obligations pursuant to this Agreement and the other Loan Documents;

         (i) Indebtedness permitted by Section 7.13;

         (j) COLI Debt in an aggregate amount not to exceed $20,000,000 at any time outstanding;


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


         (k) Indebtedness evidenced by that certain Promissory Note dated August 31, 2001 executed by the US Borrower in favor of Wells Fargo Bank Nebraska National Association, as trustee, in an aggregate principal amount not to exceed $2,660,000 at any time outstanding;

         (l) Indebtedness of Foreign Subsidiaries arising out of an Investment permitted by Section 7.02(l), (o) or (p); and

         (m) other unsecured Indebtedness of the US Borrower and/or its Restricted Subsidiaries.

         7.04 FUNDAMENTAL CHANGES.

         Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default would result therefrom:

         (a) any Subsidiary may merge with (i) the US Borrower, provided that the US Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that (A) when any wholly-owned Restricted Subsidiary is merging with another Subsidiary, the wholly-owned Restricted Subsidiary shall be the continuing or surviving Person and (B) when any Subsidiary which is a Guarantor is merging with another Subsidiary, a Subsidiary which is a Guarantor shall be the continuing or surviving Person;

         (b) any Subsidiary may sell any of its stock or all or substantially all of its assets (upon voluntary liquidation or otherwise), to the US Borrower or to another Subsidiary; provided that (i) if the seller in such a transaction is a wholly-owned Restricted Subsidiary, then the purchaser must also be a wholly-owned Restricted Subsidiary or the US Borrower, as applicable, and (ii) if the seller in such a transaction is a Subsidiary which is a Guarantor, then the purchaser must also be a Subsidiary which is a Guarantor or the US Borrower, as applicable;

         (c) in connection with any Acquisition permitted by Section 7.02, either Borrower or any Subsidiary may merge with another Person, provided that
(i) if a Borrower is a party to such merger, then such Borrower shall be the continuing or surviving Person thereof and (ii) if any Subsidiary which is a Guarantor is a party to such merger, then a Subsidiary which is a Guarantor shall be the continuing or surviving Person thereof; and

         (d) either Borrower or any Subsidiary may Dispose of assets to the extent such Disposition is permitted by Section 7.05.

         7.05 DISPOSITIONS.

         Make any Disposition or enter into any agreement to make any Disposition (other than agreements making the applicable Disposition subject to the prior payment in full of the Obligations and termination of this Agreement or to being consented to by the Required Lenders), except:


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         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of inventory in the ordinary course of business;

         (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or (iii) the board of directors or senior management of the US Borrower or such Restricted Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the US Borrower or such Restricted Subsidiary;

         (d) Dispositions by the US Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions;

         (e) Dispositions permitted by Section 7.04;

         (f) Dispositions of Accounts Receivable pursuant to a Permitted Receivables Purchase Facility;

         (g) Disposition of real property near the location of the US Borrower's City of Industry plant, provided that the aggregate amount of the proceeds derived from such Disposition permitted by this subsection 7.05(g) shall not exceed $7,000,000;

         (h) Dispositions by any Loan Party to any other Loan Party;

         (i) Dispositions of property among Restricted Subsidiaries which are not Guarantors; and

         (j) other Dispositions of property not otherwise permitted hereunder, provided that (i) the consideration received for such assets shall have a value at least equal to the fair market value of such assets, in each case as determined in good faith by the US Borrower or the applicable Restricted Subsidiary; and (ii) if the amount of the Net Proceeds of such Dispositions in any Fiscal Year exceeds 15% of the assets of Holdings and its Subsidiaries (other than the Unrestricted Subsidiaries) on a consolidated basis, the Aggregate Commitments shall be permanently reduced by the amount of such excess (and the US Borrower shall make the prepayment, if any, required in connection with such commitment reduction pursuant to Section 2.08(b). .

         7.06 LEASE OBLIGATIONS.

         Create, incur or permit to exist any obligations of the US Borrower or its Restricted Subsidiaries for the payment of rent for any property under lease or agreement to lease, except:

         (a) Leases other than of the type described in subsections (b) through
(d) in existence on the date hereof and listed on Schedule 7.06, and any renewal, extension or refinancing thereof;


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         (b) operating leases (other than those constituting Synthetic Lease
Obligations) entered into or assumed by either Borrower or any Restricted Subsidiary in the ordinary course of business, provided that the aggregate lease payments for all such operating leases in any fiscal year shall not exceed $20,000,000;

         (c) leases in connection with any sale-leaseback arrangement permitted by Section 7.05(d); and

         (d) capital leases and Synthetic Lease Obligations to the extent permitted by Section 7.03.

         7.07 RESTRICTED PAYMENTS.

         Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) each Restricted Subsidiary may make Restricted Payments to the US Borrower and to wholly-owned Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the US Borrower and any Restricted Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

         (b) the US Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

         (c) the US Borrower may make Restricted Payments to Holdings (i) (A) in an amount equal to the income taxes attributable to Holdings' Investment in the US Borrower and its Restricted Subsidiaries and other taxes attributable to the US Borrower and its Restricted Subsidiaries which are then due and payable and
(B) in an amount up to $2,000,000 per calendar year to pay expenses, provided that such amounts shall reduce dollar-for-dollar the amounts permitted to be paid to Holdings pursuant to Section 7.02(j)(i) and (ii), respectively, and (ii) in an amount not in excess of the outstanding amount of loans previously made by the US Borrower to Holdings pursuant to Section 7.02(j) so long as the proceeds of such Restricted Payments are substantially contemporaneously used by Holdings to repay such loans;

         (d) the US Borrower may make Restricted Payments to Holdings and the US Borrower and its Subsidiaries may make Restricted Payments in the form of Investments in Unrestricted Subsidiaries, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments made pursuant to this clause (d) on a cumulative basis (A) from the Effective Date through December 31, 2002 would not exceed the sum (without duplication) of (1) 50% of Adjusted Consolidated Net Income for any fiscal quarter after December 31, 2001 through December 31, 2002, and (2) $20,000,000 and (B) from January 1, 2003 would not exceed the sum (without duplication) of (1) 50% of Adjusted Consolidated Net Income for any fiscal quarter after December 31, 2002, and (2) $75,000,000 and; and (iii) and if Holdings has transferred 100% of the equity interests of the Borrower to a wholly-owned

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


Subsidiary of Holdings and no Event of Default exists under Section 8.01(k), then the US Borrower may make any Restricted Payment to such wholly-owned Subsidiary to the extent that, had such transfer not occurred, the US Borrower could have made such Restricted Payment to Holdings; and

         (e) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the US Borrower and its Restricted Subsidiaries may make Restricted Payments in the form of Investments in Unrestricted Subsidiaries in addition to those permitted under clause (d) above in an amount equal to all cash dividends, cash returns and the fair market value of other distributions received in respect of such Investments (not to exceed the initial amount of such Investments in Unrestricted Subsidiaries).

         7.08 ERISA.

         At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

         7.09 CHANGE IN NATURE OF BUSINESS.

         Engage in any material line of business such that the businesses of the US Borrower and its Subsidiaries taken as a whole are substantially different from those lines of business conducted by the US Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto or reasonable extensions thereof.

         7.10 TRANSACTIONS WITH AFFILIATES.

         Enter into any material transaction with any Affiliate of the US Borrower, other than (a) transactions between the US Borrower and any Subsidiary of the US Borrower which is a Guarantor or between Guarantors which are Subsidiaries of the US Borrower, (b) transactions between the US Borrower and Holdings, (c) arm's-length transactions with Affiliates that are otherwise permitted hereunder, (d) transactions which, taken as a whole, are on an arm's-length basis or, as to the US Borrower or the Guarantor involved, are more favorable than arm's length, (e) transactions between Foreign Subsidiaries, (f) transactions with Libbey Foreign Sales Corporation in a manner consistent with past practices but subject to modifications based upon then current market conditions and changes in applicable Laws, or (g) Investments otherwise permitted hereby. For the purpose of this Section 7.10 only, "Affiliate" shall mean, as to any Person, any Affiliate (as defined in Article I) and any other Person which possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners.

         7.11 BURDENSOME AGREEMENTS.

         Enter into any Contractual Obligation that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments to the US Borrower or to otherwise transfer property to


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the US Borrower or (b) of the US Borrower or any Restricted Subsidiary to
create, incur or assume Liens on property of such Person (in the case of (a) and (b), other than (1) limitations placed on the Dutch Borrower or any of its Subsidiaries, or any of their respective assets, pursuant to a working capital facility of up to E10,000,000 of the Dutch Borrower and/or its Subsidiaries or
(2) property that is financed in a transaction governed by such Contractual Obligations and not otherwise prohibited hereby).

         7.12 USE OF PROCEEDS.

         Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately in any manner that might cause the Credit Extension or the application of such proceeds to violate Regulations T, U or X of the FRB, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.

         7.13 CONTINGENT OBLIGATIONS.

         Create, incur, assume or permit to exist any Contingent Obligations of the US Borrower or its Restricted Subsidiaries, except:

         (a) Contingent Obligations of the US Borrower and its Restricted Subsidiaries other than those permitted by subsections (b) through (j) that are existing as of the date hereof and listed on Schedule 7.13;

         (b) Permitted Swap Obligations;

         (c) endorsements for collection or deposit in the ordinary course of business;

         (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business, provided that the aggregate amount of such Contingent Obligations consisting of financial standby letters of credit (other than any Letter of Credit) in which either Borrower or any Restricted Subsidiaries has any actual or contingent reimbursement obligations shall not exceed $15,000,000 at any time;

         (e) Guaranty Obligations of the US Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000 at any time;

         (f) Guaranty Obligations of the US Borrower and its Restricted Subsidiaries consisting of payment obligations incurred in connection with an Acquisition permitted hereunder;

         (g) Guaranty Obligations of the US Borrower consisting of a guarantee by the US Borrower of obligations of a Restricted Subsidiary or by a Subsidiary of obligations of the US Borrower or a Restricted Subsidiary of the US Borrower under any agreement not otherwise prohibited hereby;

         (h) Guaranty Obligations that are Investments permitted under Section
7.02 or Indebtedness permitted under Section 7.03;


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         (i) Guaranty Obligations of the US Borrower and its Restricted
Subsidiaries of suppliers, customers, franchisees and licensees in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding pursuant to this clause (i);

         (j) Guaranty Obligations of the US Borrower not to exceed $5,000,000 pursuant to the US Borrower's guaranty in existence on the date hereof in favor of Tractebel Energia de Monterrey, S. de R. L. de C.V. and its successors and assigns; and

         (k) Guaranty Obligations of the Guarantors pursuant to the Loan Documents.

         7.14 FINANCIAL COVENANTS.

         (a) Leverage Ratio. Permit the Leverage Ratio at any time to be greater than 3.25 to 1.00.

         (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 3.00 to 1.00.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT.

         Any of the following shall constitute an Event of Default:

         (a) Non-Payment. Either Borrower fails to pay (i) when and as required to be paid herein any amount of principal of any Loan, or (ii) within five days after the same becomes due, any amount of interest on any Loan, or any L/C Obligation, or any commitment or other fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The US Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) or 6.12 or Article VII; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days (or, in the case of Section 6.01, 6.02 or 6.10, 10 days) after the date upon which written notice thereof is given to the US Borrower by the Administrative Agent; or

         (d) Representations and Warranties. Any representation or warranty made or deemed made by the US Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

         (e) Cross-Default. Any Loan Party or any of its Restricted Subsidiaries
(i) fails to make any payment when due (after giving effect to any applicable grace periods and whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount


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(including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Restricted Material Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, stayed, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against any Loan Party or any of its Restricted Subsidiaries a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the US Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the US Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) Invalidity of Loan Documents, Etc. Any Loan Document, at any time after its execution and delivery and for any reason other than by its terms or the agreement of the Required Lenders (subject to Section 10.01) or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or


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


rescind any Loan Document; or an "Event of Default" under and as defined in any other Loan Document shall occur; or

         (k) Change of Control. There occurs any Change of Control of Holdings or Holdings shall cease to own, directly or indirectly, 100% of the outstanding equity interests in the US Borrower; provided, however, that the consummation of any transaction as a result of which, or after giving effect to which, the US Borrower is not a direct wholly-owned Subsidiary of Holdings shall constitute an Event of Default unless, in connection therewith, each intermediate holding company shall have become a Guarantor, in each case pursuant to documentation reasonably satisfactory to the Administrative Agent.

         8.02 REMEDIES UPON EVENT OF DEFAULT.

         If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders by written notice to the US Borrower,

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind except as specified above, all of which are hereby expressly waived by the Borrowers;

         (c) if all outstanding Loans have been accelerated, require that the US Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the US Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, in each case without further act of the Administrative Agent or any Lender.

         Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph the applicable Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of


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


Default and Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.01, then the Required Lenders, by written notice to the US Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders and are not intended to benefit the Borrowers and do not grant either Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         8.03 JUDGMENT CURRENCY. The Borrowers, the Administrative Agent and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), the applicable Borrower agrees to indemnify the Agent or such Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased thereby in accordance with normal banking procedures on the Business Day following receipt of such amount is less than the amount of the Original Currency which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount of the Original Currency which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or such Lender agrees to remit such excess to the applicable Borrower. The agreements in this Section 8.03 shall survive payment of any such judgment.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF THE ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.


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


         (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for such L/C Issuer with respect thereto; provided, however, that such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

         9.02 DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF THE ADMINISTRATIVE AGENT.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04 RELIANCE BY THE ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to

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


take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Sections 4.01 or 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the US Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY THE ADMINISTRATIVE AGENT.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own


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decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF THE ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent or the Collateral Agent, as applicable.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject

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to confidentiality obligations in favor of such Loan Party or such Affiliate)
and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, or an L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent upon 90 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as an L/C Issuer effective upon its retirement. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the US Borrower (which consent of the US Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the ninetieth (90th) day after the Administrative Agent's notice is given (it being understood that such a successor may be appointed at any time after the Administrative Agent's resignation notice is given), the Administrative Agent may appoint, after consulting with the Lenders and the US Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, as applicable, and the retiring the Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender or any other Swing Line Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as the Administrative Agent by the date which is 90 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 SYNDICATION AGENTS; JOINT LEAD ARRANGERS; JOINT BOOK MANAGERS.

         None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "joint lead arranger," or "joint book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that

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it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by either Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the US Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the US Borrower, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.07(a) or Section 8.02) except as provided in Section 2.07(b) or Section 2.15;

         (b) postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, except as provided in Section 2.15;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder, except that the Administrative Agent, the US Borrower and all Continuing Lenders may amend Section 2.15 as among themselves;

         (e) change the Pro Rata Share or Voting Percentage of any Lender (except as provided in Section 2.07(b) or Section 2.15 or otherwise as a result of an increase or decrease in commitments or loans or assignments hereunder);

         (f) amend this Section, or any provision herein providing for consent or other action by all the Lenders; or

         (g) release Holdings from the Holdings Guaranty or US Borrower from the Libbey Glass Guaranty; provided, however, that at such time all Obligations of the Dutch Borrower, including all Offshore Currency Loans and all Offshore Currency Swing Line Loans, are paid and satisfied in full and both the Offshore Currency Sublimit and Offshore Currency Swing Line

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Loan Sublimit are terminated, the Libbey Glass Guaranty shall terminate automatically (subject to reinstatement upon certain events as therein provided);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuers under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) an amendment hereof (other than pursuant to Section 2.07(c)) increasing the Commitment of any Lender or adding a tranche of loans hereunder may, notwithstanding the foregoing, be approved by the Required Lenders, the US Borrower and the Lenders extending such additional credit; (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; and (vi) notwithstanding the foregoing, any matter which this Agreement expressly provides may be waived by the Administrative Agent may be so waived. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section 3.06(b) or as otherwise set forth herein) without the consent of such Lender.

         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrowers, the Administrative Agent, the Swing Line Lender or the L/C Issuers, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the US Borrower, the Administrative Agent, the Swing Line Lender or the L/C Issuers provided that the address for notices to the Dutch Borrower shall always be the address of the US Borrower. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a

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voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used to satisfy any notice requirements hereunder.

         (d) Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof, provided, however, the Administrative Agent and/or the Lenders, as applicable, shall use their best efforts to comply with any such confirmation upon receipt thereof. Each Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES.

         Subject to the provisions of Section 10.22, the Borrowers agree (a) to pay or reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated

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hereby and thereby, including all Attorney Costs and costs and out-of-pocket expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights or remedies under this Agreement or the other Loan Documents (including during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and, during the continuance of an Event of Default, the cost of independent public accountants and other outside experts retained by the Administrative Agent. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWERS.

         Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, and reasonable out-of-pocket costs or expenses (including reasonable Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by its own gross negligence or willful misconduct or the gross negligence or willful misconduct of its employees, officers or directors or for any loss asserted against it by another Indemnitee. No Indemnitee shall be liable to any Loan Party for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement. Notwithstanding any of the foregoing terms of Section 10.05 to the contrary, the Dutch Borrower shall only be required to indemnify Indemnitees for Indemnified Liabilities which arise out of or

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relate to Offshore Currency Loans or Offshore Currency Swing Line Loans. The
agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.06 PAYMENTS SET ASIDE.

         To the extent that the Borrowers make a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof (or the Dollar Equivalent amount thereof) is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower for itself and on behalf of the Dutch Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this

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Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swing Line
Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (such fee to be waived in the case of assignments to an Approved Fund or an Affiliate of a Lender). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05). Upon request, the Borrowers (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (or Section 2.07(c) or Section 2.15, as applicable) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Notwithstanding anything herein to the contrary, no Lender shall have the right to sell, assign, transfer, negotiate or sell participations in all or any part of any Negotiated Rate Loan or Negotiated Rate Loans made by such Lender; provided, however, in the event that a Lender assigns the full amount of its Revolving Loans, Offshore Currency Loans, Revolving Loan Commitments and other Obligations and such Lender has any outstanding Negotiated Rate Loans at the time of such assignment, such Lender must also assign the full amount of such Negotiated Rate Loans to such Eligible Assignee. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrowers, the Administrative Agent) pledge its Loans to a Federal Reserve Bank in accordance with applicable regulations. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the US Borrower, the option to provide to the Borrowers all or any part of any Revolving Loan or Offshore Currency Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Loan or Offshore Currency Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan or Offshore Currency Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Granting Lender shall be and remain obligated to the Borrowers, the Administrative Agent, and the other Lenders for each and every one of the obligations of the Granting Lender and its SPC with respect to this Agreement, including, without limitation, any indemnification obligations hereunder and any sums otherwise payable to the Borrowers by the SPC. Each Granting Lender shall on behalf of, and to the exclusion of, the SPC give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under this Agreement or the other Loan Documents. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Lender to the same


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extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.07, any SPC may (i) with notice to, but without the prior written consent of, the US Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loans or Offshore Currency Loans to the Granting Lender or to any financial institutions (consented to by the US Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose pursuant to a written confidentiality agreement any non-public information relating to its Revolving Loans or Offshore Currency Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. It is understood and acknowledged that the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptively correct absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, or
(ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.14 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the US Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the US Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section
10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the US Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the US Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the US Borrower prior to such tenth Business Day.

         (h) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, in the case of any assignment of a Loan, (ii) any L/C Issuer, in the case of any assignment of a Revolving Loan Commitment or any portion thereof, (iii) the Swing Line Lender, in the case of any assignment of a Revolving Loan Commitment or any portion thereof, and (iv) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (B) an Event of Default has occurred and is continuing, the US Borrower (each such approval referred to in clauses (i) through (iv) not to be unreasonably withheld or delayed); provided that any such Eligible Assignee must also be able to lend in euro and in Dollars.

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may upon (i) 30 days' notice to the US Borrower and the Lenders, resign as a L/C Issuer and/or (ii) upon 30 days notice to the US Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the US Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the US Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be . Bank of America shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or Offshore Currency Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.06(c).

         10.08 CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (with prior notice of such disclosure to the US Borrower to the extent practicable and not in violation of any Laws); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (with prior notice of such disclosure to the US Borrower to the extent practicable and not in violation of any Laws); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrowers; (g) with the consent of the US Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and the terms hereof and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrowers relating to either Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to either of the Borrowers or any other Loan Party, any such notice being waived by each of the Borrowers (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final (but not trust accounts)) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the applicable Loan Party against any and all Obligations then due and owing to such Lender by such Loan Party, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document. Each Lender agrees promptly to notify the US Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest without prejudice to the rights of the Loan Parties under the Loan Documents, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.11 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION.

         This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.14 SEVERABILITY.

         Any provision of this Agreement and the other Loan Documents to which either Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS.

         Each Lender that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to the US Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the US Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrowers pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrowers make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.16 REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the US Borrower may, upon notice to such Lender and the Administrative Agent replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided, however, that if the US Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for similar relative amounts of compensation pursuant to Section 3.01 or 3.04. The applicable Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05),
(y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuers and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and
(z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption Agreement with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such replacement.


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


         (b) This section shall supersede any provision in Section 10.01 to the contrary.

         10.17 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH LOAN PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         Pursuant to the above submission to jurisdiction, the Dutch Borrower agrees that service of all pleadings, complaints, writs, process or summonses in any such suit, action or proceeding brought in such forum may be made upon the U.S. Borrower at the address provided for such notices under this Agreement (the "Process Agent"), and the Dutch Borrower hereby irrevocably appoints the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept and acknowledge on its behalf such service brought in any such court. The Dutch Borrower agrees and consents that any such service upon the Dutch Borrower shall be taken and held to be valid personal service upon the Dutch Borrower and that the failure of the Process Agent to actually give notice of any such service to the Dutch Borrower shall not impair or affect the validity of such service or of any judgment based thereon, and the Dutch Borrower waives all claim of error by reason of any such service. Any notice, process, pleadings or other papers served upon the Process Agent for the Dutch Borrower shall, at the same time, be sent by an authorized method described above for the giving of notice hereunder to the Dutch Borrower at its address set forth herein. The Dutch Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Agent by registered or certified mail, postage prepaid, to the Dutch Borrower at the address for the Dutch Borrower specified herein. The Dutch Borrower acknowledges that, in appointing said agent, it is its intention that such service shall be deemed to satisfy the requirements of all laws and rules of each country in which the Dutch Borrower is organized and in which it maintains its chief executive office governing service of process, whether now or hereafter in effect.

         10.18 WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.19 ENTIRE AGREEMENT.

         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF OR THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS, OR SUBSEQUENT ORAL AGREEMENTS, OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         10.20 UNRESTRICTED SUBSIDIARIES.

         (a) Subject to Section 6.15(c), the US Borrower may from time to time after the Effective Date designate any Subsidiary which is not a Domestic Subsidiary as an Unrestricted Subsidiary provided that (i) such designation shall be made in writing to the Administrative Agent, (ii) no such designation may be made if, as a result thereof, there would exist a breach of Section 7.07(c) or (d), (iii) no such designation may be made without the consent of the Administrative Agent with respect to any Material Subsidiary, (iv) no Subsidiary which holds any direct or indirect equity Investment in the US Borrower or any Restricted Subsidiary may be designated as an Unrestricted Subsidiary, and (v) no Subsidiary which has been designated as a Restricted Subsidiary pursuant to the following sentence or any successor thereto may be designated as an Unrestricted Subsidiary without the consent of the Administrative Agent. A Subsidiary designated as an Unrestricted Subsidiary may be subsequently redesignated as a Restricted Subsidiary only upon written notice to the Administrative Agent.

         (b) Notwithstanding any provision herein to the contrary, including any requirement that relevant determinations be made in accordance with GAAP, all financial calculations hereunder and financial statements delivered pursuant to
Section 6.01(a)(ii) and Section 6.01(b)(ii) (including all calculations relevant to financial covenant compliance and Leverage

Ratio levels) shall be made or prepared, as applicable, excluding entirely the assets, liabilities, income, loss, results of operations or other items of financial accounting of any Unrestricted Subsidiary or the value of any Investment therein.

         10.21 CONSENT TO CONSOLIDATED AMENDMENT TO GUARANTIES. The Lenders and the Administrative Agent hereby consent to the amendments to the Guaranties as set forth in the Consolidated Amendment to Guaranties.

         10.22 SEVERAL LIABILITY OF BORROWERS. The parties hereto acknowledge and agree that the respective obligations of the Borrowers under this Agreement and the Notes are several and not joint, and the Dutch Borrower shall not be liable for Obligations other than those arising out of or relating to the Offshore Currency Loans or Offshore Currency Swing Line Loans made to the Dutch Borrower.

                                   EXHIBIT A-1


                           FORM OF NOTICE OF BORROWING


                                                                 ______ __, 200_


Bank of America, N.A.,
as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1850 Gateway Blvd., Concord, CA 94520

Ladies and Gentlemen:

                  The undersigned, Libbey Glass Inc., refers to the Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, Libbey Europe, B.V., the financial institutions party thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, as Swing Line Lender and as an L/C Issuer and Bank One, NA and Fleet National Bank, as Syndication Agents and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing, as required by subsection 2.02(a) of the Credit
Agreement:

                  1.       [INCLUDE IF LOANS BEING REQUESTED ARE REVOLVING
                           LOANS: The aggregate amount of the proposed Borrowing is $______________.][INCLUDE IF LOANS BEING REQUESTED ARE OFFSHORE CURRENCY LOANS: The aggregate amount of the proposed Borrowing is $______________.](1)

                  2. The requested Borrowing date for the proposed Borrowing (which is a Business Day) is
                           ______________, ____.

                  3.       [INCLUDE IF LOANS BEING REQUESTED ARE REVOLVING
                           LOANS: The Revolving Loans comprising the proposed Borrowing are [Base] [Eurodollar] Rate Loans]. [INCLUDE IF LOANS BEING REQUESTED ARE NEGOTIATED RATE
                           LOANS: The Loans being requested shall be Negotiated Rate Loans and shall mature on _______ __, ________.]


--------------

(1) In the case of Revolving Loans or Offshore Currency Loans, minimum of the Dollar Equivalent of $2,500,000 or any Dollar Equivalent multiple of $500,000 in excess thereof. In the case of Negotiated Rate Loans, minimum amounts may be as agreed upon by the Borrower and the applicable Revolving Lender.

                  4. [INCLUDE IF LOANS BEING REQUESTED ARE REVOLVING LOANS OR OFFSHORE CURRENCY LOANS: The duration of the Interest Period for each Fixed Rate Loan made as part of the proposed Borrowing, if applicable, is __________ months (which shall be 1, 2, 3 or 6 months or, if available to all Lenders, 9 or 12 months)].

                  5.       [INCLUDE IF LOANS BEING REQUESTED ARE NEGOTIATED RATE
                           LOANS: The institution providing such Negotiated Rate Loan is _____________.]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a)      The representations and warranties contained in
                           Article V of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except (i) to the extent such representations and warranties expressly refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date) and (ii) to the extent that changes in the facts and conditions upon which such representations and warranties are based are required or permitted under the Credit Agreement;

                  (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

                  (c) The proposed Borrowing will not cause the amount of all Outstanding Revolving Credit Obligations to exceed the combined Revolving Loan Commitment. [INCLUDE IF THE LOANS BEING REQUESTED ARE NEGOTIATED RATE LOANS: The proposed Borrowing will not cause the aggregate Outstanding Amount of Negotiated Rate Loans to exceed the Negotiated Rate Loan Sublimit.] [INCLUDE IF THE LOANS BEING REQUESTED ARE OFFSHORE CURRENCY LOANS: The proposed Borrowing will not cause the aggregate Outstanding Amount of Offshore Currency Loans to exceed the Offshore Currency Sublimit.]

                                     Very truly yours,

                                     LIBBEY GLASS INC.



                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                   EXHIBIT A-2

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                               ________ __, 200_

Bank of America, N.A.,
as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1850 Gateway Blvd., Concord, CA 94520


Ladies and Gentlemen:

         The undersigned, Libbey Glass Inc., refers to the Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, Libbey Europe B.V., the financial institutions party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and Bank One, NA and Fleet National Bank, as Syndication Agents and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a [[conversion] [continuation] of Revolving Loans] [continuation of Offshore Currency Loans] under the Credit Agreement, and in that connection sets forth below the information relating to such [conversion] [continuation], as required by subsection 2.02(a) of the Credit Agreement:

                  1. The date of the proposed [conversion] [continuation] is _______________, (which shall be a Business Day).

                  2.       The aggregate amount of the [Revolving
                           Loans][Offshore Currency Loans] proposed to be [converted] [continued] is $__________________(2).
                           [Specify which part is to be converted and which part is to be continued, if appropriate.]

                  3. [INCLUDE IF LOANS BEING CONVERTED OR CONTINUED ARE REVOLVING LOANS: The Loans to be [continued] [converted] are [Base Rate Loans] [Eurodollar Rate Loans] and the Loans resulting from the proposed [conversion] [continuation] will be [Base Rate Loans] [Eurodollar Rate Loans].]

                  4. The duration of the requested Interest Period for each Fixed Rate Loan made as part of the proposed [conversion] [continuation] is months (which shall be 1, 2, 3, 6 months or, if available to all Lenders, 9 or 12 months).

-------------

(2) minimum of the Dollar Equivalent of $2,500,000 or any Dollar Equivalent multiple of $500,000 in excess thereof.




                 The undersigned hereby certifies that before and after giving effect to the proposed [conversion] [continuation] and to the application of the proceeds therefrom, no Default or Event of Default has occurred and is continuing or would result from such proposed [conversion] [continuation].

                              Very truly yours,

                              LIBBEY GLASS INC.


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                 The undersigned hereby certifies that before and after giving effect to the proposed [conversion] [continuation] and to the application of the proceeds therefrom, no Default or Event of Default has occurred and is continuing or would result from such proposed [conversion] [continuation].

                              Very truly yours,

                              LIBBEY GLASS INC.


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                                    EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE




                                                        Date: ___________, _____

To:      Bank of America, N.A., as Swing Line Lender
         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Libbey Glass Inc., a Delaware corporation, Libbey Europe B.V., a company organized and existing under the laws of the Netherlands, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender and Bank One, NA and Fleet National Bank, as Syndication Agents.

The undersigned hereby requests [INCLUDE IF LOANS BEING REQUESTED ARE US SWING LINE LOANS: a US Swing Line Loan][INCLUDE IF LOANS BEING REQUESTED ARE OFFSHORE CURRENCY SWING LINE LOANS: an Offshore Currency Swing Line LOAN]:

1. On _____________ (a Business Day).

2. In the amount of [INCLUDE IF LOANS BEING REQUESTED ARE US SWING LINE LOANS:
$________________][INCLUDE IF LOANS BEING REQUESTED ARE OFFSHORE CURRENCY SWING LINE LOANS: $________________].

The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.06(a) of the Agreement.

                                                  [INCLUDE IF LOANS BEING
                                                  REQUESTED ARE US SWING LINE
                                                  LOANS:

                                                  LIBBEY GLASS INC.

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  [INCLUDE IF LOANS BEING
                                                  REQUESTED ARE OFFSHORE
                                                  CURRENCY SWING LINE LOANS:

                                                  LIBBEY EUROPE B.V.

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                   EXHIBIT C-1

                           FORM OF REVOLVING LOAN NOTE

                                                              February ___, 2003

FOR VALUE RECEIVED, the undersigned, LIBBEY GLASS INC., a Delaware corporation (the "US Borrower"), promises to pay to the order of __________________ (the "Lender") on the Revolving Loan Termination Date (as such term is defined in the Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as amended or modified from time to time, the "Credit Agreement")), among the US Borrower, Libbey Europe B.V. (the "Dutch Borrower"), Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and Bank One, NA and Fleet National Bank, as Syndication Agents and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the US Borrower from time to time pursuant to the Credit Agreement. A notation indicating all Revolving Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Revolving Loans may, from time to time, be made by the holder hereof on the grid attached to this note (the "Note"). Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. Both principal and interest shall be payable in accordance with the Credit Agreement to the account designated by the Administrative Agent on behalf of the Lender.

         This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Loans under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                                   LIBBEY GLASS INC.

                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------

                REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

                                              AMOUNT OF PRINCIPAL OR        OUTSTANDING PRINCIPAL
       DATE           AMOUNT OF LOAN MADE    INTEREST PAID THIS DATE          BALANCE THIS DATE            NOTATION MADE BY
-------------------- ---------------------- --------------------------- ------------------------------ -------------------------


                                   EXHIBIT C-2

                        FORM OF NEGOTIATED RATE LOAN NOTE

                                                             --------- --, -----

         FOR VALUE RECEIVED, LIBBEY GLASS INC., a Delaware corporation ("Borrower"), promises to pay to the order of ________________ ("Lender") the unpaid principal amount of each advance made by Lender to Borrower as a Negotiated Rate Loan under the Credit Agreement referred to below on the maturity date set forth in the Notice of Borrowing relating to such Negotiated Rate Loan.

            Borrower also promises to pay interest on the unpaid principal amount of each Negotiated Rate Loan from the date such Negotiated Rate Loan is made until paid in full, at the rates and at the times agreed to between Borrower and Lender in accordance with the provisions of the Credit Agreement referred to below.

            This Note is one of Borrower's "Negotiated Rate Loan Notes" and is issued pursuant to and entitled to the benefits of the Amended and Restated Revolving Credit Agreement dated as of February ___, 2003 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement) and entered into by and among Borrower, the financial institutions party thereto (including Lender), Bank of America, N.A., as administrative agent and Bank One NA and Fleet National Bank, as syndication agents and to which reference is hereby made for a more complete statement of the terms and conditions under which the Negotiated Rate Loan evidenced hereby was made and is to be repaid.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.



                                                 LIBBEY GLASS INC.

                                                 By:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------

                                   EXHIBIT C-3



                           FORM OF US SWING LINE NOTE

                                                              February ___, 2003

         FOR VALUE RECEIVED, the undersigned (the "US Borrower"), hereby promises to pay to the order of Bank of America, N.A. ("Swing Line Lender"), on the date when due in accordance with the Agreement referred to below, the aggregate unpaid principal amount of each US Swing Line Loan from time to time made by the Swing Line Lender to the US Borrower under that certain Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the US Borrower, Libbey Europe B.V., the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender and Bank One, NA and Fleet National Bank, as Syndication Agents.

         The US Borrower promises to pay interest on the unpaid principal amount of each US Swing Line Loan from the date of such US Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.

         All payments of principal and interest shall be made to the Swing Line Lender in Dollars in immediately available funds at its applicable Lending Office as set forth in the Agreement.

         If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is the US Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Loan Documents. Upon the occurrence and continuance of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. US Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the US Swing Line Loans and payments with respect thereto.

         Except as expressly provided in the Agreement, the US Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                              LIBBEY GLASS INC.



                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

              US SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

                                              AMOUNT OF PRINCIPAL OR        OUTSTANDING PRINCIPAL
       DATE           AMOUNT OF LOAN MADE    INTEREST PAID THIS DATE          BALANCE THIS DATE            NOTATION MADE BY
-------------------- ---------------------- --------------------------- ------------------------------ -------------------------




                                   EXHIBIT C-4

                       FORM OF OFFSHORE CURRENCY LOAN NOTE

                                                               February __, 2003

         FOR VALUE RECEIVED, the undersigned LIBBEY EUROPE B.V., a company organized and existing under the laws of the Netherlands (the "Dutch Borrower") promises to pay to the order of __________________ (the "Lender") on the Revolving Loan Termination Date (as such term is defined in the Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as amended or modified from time to time, the "Credit Agreement")), among the Dutch Borrower, Libbey Glass Inc., Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and Bank One, NA and Fleet National Bank, as Syndication Agents and the various financial institutions (including the Lender) as are, or may become parties thereto, the aggregate unpaid principal amount of all Offshore Currency Loans made by the Lender to the Dutch Borrower pursuant to the Credit Agreement. A notation indicating all Offshore Currency Loans made by the Lender pursuant to the Credit Agreement and payments on account of the principal of such Offshore Currency Loans may, from time to time, be made by the holder hereof on the grid attached to this note (the "Note"). Unless defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. Both principal and interest shall be payable in accordance with the Credit Agreement to the account designated by the Administrative Agent on behalf of the Lender.

         This Note is one of the Notes referred to in, and evidences indebtedness incurred in respect of the Loans under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Dutch Borrower is permitted and required to make prepayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                             LIBBEY EUROPE B.V.



                                             By:
                                                --------------------------------

                                                Title:
                                                      --------------------------

            OFFSHORE CURRENCY LOANS AND PAYMENTS WITH RESPECT THERETO

                                              AMOUNT OF PRINCIPAL OR        OUTSTANDING PRINCIPAL
       DATE           AMOUNT OF LOAN MADE    INTEREST PAID THIS DATE          BALANCE THIS DATE            NOTATION MADE BY
-------------------- ---------------------- --------------------------- ------------------------------ -------------------------




                                   EXHIBIT C-5

                    FORM OF OFFSHORE CURRENCY SWING LINE NOTE

                                                              February ___, 2003

         FOR VALUE RECEIVED, the undersigned (the "Dutch Borrower"), hereby promises to pay to the order of Bank of America, N.A. ("Swing Line Lender"), on the date when due in accordance with the Agreement referred to below, the aggregate unpaid principal amount of each Offshore Currency Swing Line Loan from time to time made by the Swing Line Lender to the Dutch Borrower under that certain Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Dutch Borrower, Libbey Glass Inc., the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender and Bank One, NA and Fleet National Bank, as Syndication Agents.

         The Dutch Borrower promises to pay interest on the unpaid principal amount of each Offshore Currency Swing Line Loan from the date of such Offshore Currency Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.

         All payments of principal and interest shall be made to the Swing Line Lender in euro in immediately available funds at its applicable Lending Office as set forth in the Agreement.

         If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is the Offshore Currency Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Loan Documents. Upon the occurrence and continuance of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Offshore Currency Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Offshore Currency Swing Line Loans and payments with respect thereto.

         Except as expressly provided in the Agreement, the Dutch Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                              LIBBEY EUROPE B.V.

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                     OFFSHORE CURRENCY SWING LINE LOANS AND
                          PAYMENTS WITH RESPECT THERETO

                                              AMOUNT OF PRINCIPAL OR        OUTSTANDING PRINCIPAL
       DATE           AMOUNT OF LOAN MADE    INTEREST PAID THIS DATE          BALANCE THIS DATE            NOTATION MADE BY
-------------------- ---------------------- --------------------------- ------------------------------ -------------------------


                                    EXHIBIT D


                         FORM OF COMPLIANCE CERTIFICATE

                               Financial Statement Date:              ,
                                                        -------------  ---


To:      Bank of America, N.A.,
         as Administrative Agent for the Lenders party to the
         Credit Agreement referred to below
         1455 Market Street
         Agency Management #10831
         Mail Code CA5-701-05-19
         San Francisco, CA  94103
         Attn:  Shannon Collins

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Libbey Glass Inc. (the "US Borrower"), Libbey Europe B.V., (the "Dutch Borrower," and collectively with the US Borrower, the "Borrowers"), the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, L/C Issuer and Swing Line Lender, and Bank One, NA and Fleet National Bank, as Syndication Agents.

         The undersigned Responsible Officer hereby certifies, in his/her capacity as an officer of the US Borrower and not individually, as of the date hereof that he/she is the _________________ of the US Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the US Borrower, and that:

            [Use following for fiscal YEAR-END financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the US Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal QUARTER-END financial statements]

2. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the US Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Restricted Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

3. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by the attached financial statements.

4. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the US Borrower performed and observed all its Obligations under the Loan Documents, and

5.       [select one:]

         [to the best knowledge of the undersigned during such fiscal period, the US Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                     --or--


         [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of                    ,             .
   -------------------  ------------


                                              LIBBEY GLASS INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

        For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.       SECTION 7.14(a) - LEVERAGE RATIO.

         A.       Consolidated Total Indebtedness at Statement Date
                  1.       The outstanding principal amount of all obligations,
                           whether current or long-term, for borrowed money
                           (including Obligations hereunder but excluding COLI
                           Debt), and all obligations evidenced by bonds,
                           debentures, notes, loan agreements or other similar
                           instruments, in each case determined in accordance with
                           GAAP:
                                                                                          $
                                                                                           -------
                  2.       Receivables Facility Attributed Indebtedness

                                                                                          $
                                                                                           -------
                  3.       Attributable Indebtedness in respect of capital leases
                           and Synthetic Lease Obligations
                                                                                          $
                                                                                           -------
                  4.       Without duplication, all Guaranty Obligations with
                           respect to Indebtedness of the types specified in
                           sections (1) through (3) above of Persons other than
                           Holdings or any Restricted Subsidiary to the extent
                           the aggregate amount thereof exceeds $30,000,000
                                                                                          $
                                                                                           -------
                  5.       Lines I.A.1+2+3+4
                                                                                          $
                                                                                           -------
         B.       Consolidated EBITDA for four consecutive fiscal quarters
                  ending on above date ("Subject Period"):

                  1.       Consolidated Net Income for Subject Period:
                                                                                          $
                                                                                           -------
                  2.       Consolidated Interest Charges for Subject Period:
                                                                                          $
                                                                                           -------
                  3.       Provision for income taxes included in the
                           determination of Consolidated Net Income
                           for Subject Period:
                                                                                          $
                                                                                           -------
                  4.       Depreciation and amortization expenses deducted
                           in determining such Consolidated Net Income for
                           Subject Period:
                                                                                          $
                                                                                           -------
                  5.       Cash dividends received in respect of equity
                           investments for Subject Period:
                                                                                          $
                                                                                           -------

                  6.       Restructuring Charge included in the determination of
                           Consolidated Net Income for the Subject Period:
                                                                                          $
                                                                                           -------

                  7.       Other non-cash charges as disclosed in the financial
                           statements or footnotes thereto included in the
                           determination of Consolidated Net Income for
                           the Subject Period:
                                                                                          $
                                                                                           -------

                  8. Discounts on the sale of accounts receivable in connection with Permitted Receivables Purchase




                           Facilities included in the determination of
                           Consolidated Net Income for the Subject Period:                $
                                                                                           -------

                  9.       Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8
                                                                                          $
                                                                                           -------

                  10.      Pre-tax earnings (with any pre-tax loss being treated
                           as a negative amount) from equity investments for
                           the Subject Period
                                                                                          $
                                                                                           -------

                  11.      Non-cash gains as disclosed in the financial statements
                           or footnotes thereto included in the determination
                           of Consolidated Net Income for Subject Period
                                                                                          $
                                                                                           -------

                  12.      Lines I.B.10+11
                                                                                          $
                                                                                           -------

                  13.      Consolidated EBITDA (Line I.B.9 - Line I.B.12)
                                                                                          $
                                                                                           -------

         C.       Leverage Ratio (Line I.A.5) / (Line I.B.13)                             ___  to 1
                  Maximum permitted                                                       3.25 to 1

II.      SECTION 7.14(b) - INTEREST COVERAGE RATIO.
                  A.       Consolidated EBITDA for Subject Period (Line I.B.13):
                                                                                          $
                                                                                           --------
                  B.       Consolidated Interest Charges at Statement Date:
                                                                                          $
                                                                                           --------
                  C.       Aggregate Receivables Discount Amount for
                           Subject Period
                                                                                          $
                                                                                           -------
                  D.       Lines II.B + C
                                                                                          $
                                                                                           --------
                  E.       Interest Coverage Ratio (Line II.A / Line II.D):
                                                                                               to 1
                                                                                           ---
                  Minimum permitted:
                           3.00 to 1

IV.         LIENS
            A.      1.      Aggregate amount of obligations secured by Liens as
                            described in subsection 7.01(q)                                $
                                                                                            --------
                    2.      Maximum amount of Indebtedness secured by such Liens
                            permitted at any time under subsection 7.01(q)
                                                                                           $  15,000
V.          INVESTMENTS
            A.      1.      Aggregate amount of advances to officers, directors and
                            employees for travel, entertainment, relocation and
                            analogous ordinary business purposes                           $
                                                                                            --------
                    2.      Maximum permitted at any time under subsection 7.02(c)         $  5,000

            B.      1.      Aggregate amount of advances to officers, directors and
                            employees to enable such Persons to purchase stock of
                            Holdings                                                        $
                                                                                             --------

                    2.      Maximum permitted at any time under subsection 7.02(c)          $ 10,000

            C.      1.      Aggregate amount of loans to Holdings for expenses                $
                                                                                               --------

                    2.      Maximum permitted per calendar year under subsection 7.02(j)      $  2,000

            D.      1.      Aggregate amount of Investments in Foreign Subsidiaries or
                            Joint Ventures under subsection 7.02(l)                           $
                                                                                               --------

                    2.      Maximum permitted at any time under subsection 7.02(l)         $75,000($125,000 if
                                                                                           Leverage Ratio is less
                                                                                           than 2.25 to 1.00 at time
                                                                                           of investment)

            E.      1.      Aggregate amount of other Investments                             $
                                                                                               --------

                    2.      Maximum permitted at any time under subsection 7.02(p)            $  35,000

VI.         INDEBTEDNESS
            A.      1.      Aggregate amount of Indebtedness in respect of capital
                            leases, Synthetic Lease Obligations and purchase money
                            obligations for fixed or capital assets as described in
                            subsection 7.03(d)                                                $
                                                                                               --------

                    2.      Maximum permitted under subsection 7.03(d)                        $   50,000

            B.      1.      Receivables Facility Attributed Indebtedness as described in
                            subsection 7.03(e)                                                $
                                                                                               --------

                    2.      Maximum permitted under subsection 7.03(e)                        $  75,000

            C.      1.      Indebtedness consisting of financial standby letters of
                            credit (other than any Letter of Credit) as described in
                            subsection 7.03(f)                                                $
                                                                                               --------

                    2.      Maximum permitted under subsection 7.03(f)                        $  15,000

            D.      1.      COLI Debt as described in subsection 7.03(j)                      $
                                                                                               --------

                    2.      Maximum permitted under subsection 7.03(j)                        $ 20,000

VII.        LEASE OBLIGATIONS

            A.      1.      Aggregate amount of operating leases (other than those
                            constituting Synthetic Lease Obligations) in the ordinary
                            course of business                                                $
                                                                                               --------
                    2.      Maximum permitted in such fiscal year under subsection
                            7.06(b)                                                           $  20,000


VIII.       RESTRICTED PAYMENTS
         A.       1.     Aggregate amount of Restricted Payments to Holdings for
                         expenses under subsection 7.07(c)                                    $
                                                                                               --------

                  2.     Maximum permitted per calendar year under subsection 7.07(c)         $ 2,000

         B.       1.     Aggregate amount of Restricted Payments by US Borrower to
                         Holdings and Restricted Payments in the form of Investments in
                         Unrestricted Subsidiaries by US Borrower and its Subsidiaries
                         under subsection 7.07(d)                                             $
                                                                                               --------

                  2.     Maximum permitted under subsection 7.07(d)

                                                                                        (A)     If calculated during the period
                                                                                                December 31, 2001 through December
                                                                                                31, 2002, sum of (i) 50% of
                                                                                                Adjusted Consolidated Net Income
                                                                                                for any fiscal quarter after
                                                                                                December 31, 2001 and (ii) 20,000.


                                                                                        (B)     If calculated on or after January
                                                                                                1, 2003 , sum of (i) 50% of
                                                                                                Adjusted Consolidated Net Income
                                                                                                for any fiscal quarter after
                                                                                                December 31, 2002 and (ii) 75,000.

         IX. CONTINGENT OBLIGATIONS

         A.       1.     Aggregate amount of other Guaranty Obligations                   $
                                                                                           --------

                  2.     Maximum permitted at any time under subsection
                         7.13(e)                                                          $ 50,000

         B.       1.     Aggregate amount of Contingent Obligations with respect to
                         Surety Instruments                                               $
                                                                                           --------
                  2.     Maximum permitted at any time under subsection
                         7.13(d)                                                          $ 15,000

         C.       1.     Aggregate amount of Guaranty Obligations of suppliers,
                         customers, franchisees, and licensees in the ordinary
                         course of business                                               $
                                                                                           --------
                  2.     Maximum permitted at any time
                         under subsection 7.13(i)                                         $ 5,000

                                    EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                This Assignment and Assumption Agreement (this "Assignment") is dated as of the Assignment Effective Date set forth below and is entered into by and between ______________ (the "Assignor") and _____________ (the "Assignee").
Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swing Line Loans) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:
                           ------------------------------

2.       Assignee:
                           ------------------------------ [and is an
                           Affiliate/Approved Fund(3)]

3.       Borrowers:        Libbey Glass Inc. and Libbey Europe B.V.

4.       Administrative Agent: Bank of America, N.A., as the Administrative
                  Agent under the Credit Agreement

5. Credit Agreement: The Amended and Restated Revolving Credit Agreement, dated as of February ___, 2003 among Libbey Glass Inc., Libbey Europe
B.V., the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and Bank One NA and Fleet National Bank, as Syndication Agents




----------------------------------
(3) Select as and if applicable.

6.       Assigned Interest:


                                         Aggregate
                                         Amount of                      Amount of               Percentage
                                      Commitment/Loans               Commitment/Loans           Assigned of
      Facility Assigned               for all Lenders                    Assigned            Commitment/Loans(4)
      -----------------               ---------------                    --------            -------------------

------------------------------ ------------------------------- ----------------------------- --------------------------
  Revolving Loan Commitment          $________________              $________________             ______________%
------------------------------ ------------------------------- ----------------------------- --------------------------
 Pro Rata Share of Offshore          $________________              $________________             ______________%
       Currency Loans
------------------------------ ------------------------------- ----------------------------- --------------------------


Assignment Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

                                                   ASSIGNOR
                                                   --------
                                                   [NAME OF ASSIGNOR]

                                                   By:
                                                      -----------------------------
                                                      Title:

                                                   ASSIGNEE
                                                   --------
                                                   [NAME OF ASSIGNEE]

                                                   By:
                                                      -----------------------------
                                                      Title:
Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By:
   -------------------------------------
   Title:

Consented to:

LIBBEY GLASS INC., on behalf of the Borrowers

By:
   -------------------------------------
    Title:



------------------------------------------
(4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

                 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

                1.    Representations and Warranties.

                  1.1. Assignor. The Assignor (a) represents and warrants that
         (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                  1.2. Assignee. The Assignee (a) represents and warrants that
         (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

                  1.3 Assignee's Address for Notices, etc. Attached hereto as
         Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

                  2. Payments. Payments made with respect to the Assigned Interest which (a) accrued prior to the Assignment Effective
         Date shall be remitted to the Assignor and (b) accrue from and after the Assignment Effective Date shall be remitted to the Assignee.

                  3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted under the Credit Agreement. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

                SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                  SCHEDULE 1.01

                           EXISTING LETTERS OF CREDIT

1)       Beneficiary:               Louisiana Department of Labor
                                    Office of Workers' Compensation Administration
                                    1001 North 23rd Street-Suite D
                                    Baton Rouge, Louisiana 70802

                                    ATTN: Petty Pecue
                                    Phone: #225-342-7578

         APPLICANT(S):              Libbey Glass Inc and Libbey Glass Inc.
                                    on behalf of The Drummond Glass Company
                                    300 Madison Avenue
                                    P.O. Box 10060
                                    Toledo, Ohio 43604

         Amount:                    $1,000,000.00

2)       Beneficiary:               Self Insurance Plans
                                    State of California
                                    2265 Watt Avenue, Suite 1
                                    Sacramento, California

                                    ATTN: Mark B. Ashcraft
                                    Phone: #916-483-3392 ext 3006

         APPLICANT(S):              Libbey Glass Inc.
                                    300 Madison Avenue
                                    P.O. Box 10060
                                    Toledo, Ohio 43604

         Amount:                    $741,021.00

3)       Beneficiary:               State of New York-Chair
                                    Workers' Compensation Board
                                    20 Park Street
                                    Albany, New York 12207

                                    ATTN: Finance Office-Room 301
                                    Phone#518-402-1945 (Rebecca Gibson)


         APPLICANT(S):              Libbey Glass Inc.
                                    300 Madison Avenue
                                    P.O. Box 10060
                                    Toledo, Ohio 43604

         Amount:                    $2,941,647.00

4)       Beneficiary:               State of New York
                                    Self Insurance Office
                                    20 Park Street
                                    Albany, New York 12207

                                    ATTN: Finance Office-Room 301
                                    Phone#518-402-1945 (Rebecca Gibson)

         APPLICANT(S):              Libbey Glass Inc.
                                    Drummond Glass Company
                                    Syracuse China Company
                                    300 Madison Avenue
                                    P.O. Box 10060
                                    Toledo, Ohio 43604

         Amount:                    $30,000.00

5)       Beneficiary:               DeutscheBank

         Amount:                    $3,938,289.68(1)




-----------------------------------------
(1) This Letter of Credit was in effect as of the Effective Date, but terminated prior to the Amendment and Restatement Effective
Date.

                                  SCHEDULE 2.01

                 REVOLVING LOAN COMMITMENTS AND PRO RATA SHARES


                                                                 Revolving Loan
                     Name Of Lender                               Commitment                 Pro Rata Shares
                     --------------                               ----------                 ---------------
Bank of America, N.A.                                            $ 29,000,000                     11.60%

Bank One, NA                                                     $ 27,000,000                     10.80%

Fleet National Bank                                              $ 24,000,000                      9.60%

The Bank of Tokyo-Mitsubishi, Ltd. Chicago Branch                $ 22,000,000                      8.80%

Credit Industriel et Commercial                                  $ 22,000,000                      8.80%

The Bank of New York                                             $ 22,000,000                      8.80%

Credit Lyonnais New York Branch                                  $ 22,000,000                      8.80%

JP Morgan Chase Bank                                             $ 22,000,000                      8.80%

Fifth Third Bank                                                 $ 15,000,000                      6.00%

National City Bank                                               $ 15,000,000                      6.00%

The Northern Trust Company                                       $ 15,000,000                      6.00%

The Bank of Nova Scotia                                          $ 15,000,000                      6.00%

                                                       Total     $250,000,000                    100.00%

                                  SCHEDULE 5.09

                            ENVIRONMENTAL COMPLIANCE


1. Owens-Illinois, the predecessor of Libbey, has been named as a potentially responsible party or other participant in connection with certain waste disposal sites to which Libbey may also have shipped wastes and bears some responsibility. Libbey and Owens-Illinois have entered into an indemnification agreement with respect to these matters in which Owens-Illinois has agreed to indemnify Libbey for amounts in excess of $3 million. Owens- Illinois has agreed to defend and has defended Libbey in a suit instituted by the Board of Lucas County Ohio Commissioners against Owens- Illinois, Libbey and numerous other defendants seeking to recover past and future cost incurred in response to the release or threatened release of hazardous substances at the King Road landfill. Libbey anticipates that costs related to the King Road landfill would be less than $500,000. Additionally, Libbey was named as a potentially responsible party at the Salco Superfund Site, the Tyler Street Dump Site, the Stickney Avenue Landfill and the Dura Landfill. These sites have been settled by Libbey for under $500,000, and no further sums are expected to be paid with respect to these sites.

2. Libbey's Toledo, Ohio manufacturing facility was assessed in 1985 by a U.S. EPA contractor, and the assessment was made to designate the site as a "low priority" site for further U.S. EPA activity. The Toledo site was inspected by the Ohio Environmental Protection Agency in 1998 as a routine follow up to the 1985 assessment. The Ohio Environmental Protection Agency 1998 report and the administrative record have been sent to the United States Environmental Protection Agency. Currently, no further activities or actions have been required or requested of Libbey and no further actions have been pursued by the Ohio Environmental Protection Agency or the United States Environmental Protection Agency with respect to the site. Libbey has no current knowledge that any further action is required of Libbey by either agency.

3. In 1996, a request for information was issued by the DEC with respect to the operations at 2900 Court Street, Syracuse, New York as they may affect the Onondaga Lake Superfund Site. The operations at 2900 Court Street, Syracuse, New York were acquired in 1995 from Pfaltzgraff Co. and certain of its subsidiary corporations. Numerous other parties were previously named in prior requests sent in the first and second waves of notices to those parties believed most likely to be contributors to the problems connected with Onondaga Lake and its tributaries. Libbey believes that Allied Signal is the primary potentially responsible party. Syracuse China responded to the original request in December 1996. In July 2000, the DEC requested some supplemental information that Syracuse China furnished in September 2000. At this time it is not certain the operations at 2900 Court Street, Syracuse, New York had any connection with the problems at this Superfund site. There is an indemnification agreement with Pfaltzgraff for sharing any costs for off premise liability up to an aggregate of $7,500,000. Under the agreement, Libbey is responsible for the first $300,000, Pfaltzgraff is responsible for the next $1.2 million and the two parties each pay 50% of the next $6 million. Libbey has given notice of the above matters to Pfaltzgraff to preserve its rights under this indemnification agreement.

4. Syracuse China Company has been named as a potentially responsible party by reason of its potential ownership of certain property to the north, and adjacent but not contiguous to the plant premises, which has been designated a sub-site of the Onondaga Lake Superfund Site. A subsidiary of General Motors has taken title to the real estate on which the sub-site is located and the DEC advised Libbey in writing that General Motors has assumed responsibility for remediation of the site without seeking participation and/or financing from other parties. As Syracuse China Company never had legal ownership of the sub-site and therefore does not appear in the chain of title for the sub-site, Libbey expects that the sale of the sub-site to a General Motors' subsidiary ends any potential liability of Syracuse China for the sub-site or migrations off the sub-site.

5. The Pfaltzgraff Co. entered into an order of consent effective November 1, 1994 with the New York State Department of Environmental Conservation which requires Pfaltzgraff to prepare a Remedial Investigation and Feasibility Study to develop a remedial action plan for a site in Syracuse New York and to remediate the site. As part of the Asset Purchase Agreement through which Libbey acquired the assets operated as Syracuse China, the Syracuse China Company agreed to share as part of the remediation and related expense up to a maximum of fifty percent of such costs with a maximum limit of $1,350,000. However, Syracuse China Company is not part of the decree. The remediation at the site is largely completed. Syracuse China has paid its full share of the remediation expenses and expects no further liability related to this site.

6. In May 1999, Libbey Canada closed its facility in Wallaceburg, Ontario. In connection with the closure some remediation is required to prevent substances from migrating off the property. The premises have been sold to CRA Developments (1999) Ltd., an affiliate of Conestoga-Rovers & Associates, Ltd., which has accepted the premises in "as is" condition and agreed to perform all necessary remediation. CRA Holdings, Inc., the parent company, has guaranteed performance of its affiliate and a policy of insurance in support of the affiliate's obligations has been provided.

                                  SCHEDULE 5.12


                                ERISA COMPLIANCE


None.

                                SCHEDULE 5.13(A)

                    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS


            ENTITY                    JURISDICTION OF             DIRECT PARENT(s)           OWNERSHIP BY COMPANY
                                       INCORPORATION                                           (DIRECT/INDIRECT)
------------------------------- ---------------------------- ---------------------------- ----------------------------
*The Drummond Glass Company     Delaware                     Libbey Glass Inc.            Direct 100%
                                                             ("Libbey Glass")
------------------------------- ---------------------------- ---------------------------- ----------------------------
*World Tableware Inc.           Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
*LGA3 Corp.                     Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
*LGA4 Corp.                     Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Libbey Canada Inc.              Ontario                      Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
*Syracuse China Company         Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Libbey.com LLC                  Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
*LGFS Inc.                      Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
*LGAC LLC                       Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
LGMH S. de R.L. de C.V.         Mexico                       LGA3 Corp.                   Indirect 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
*Traex Company                  Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
*LGC Corporation                Delaware                     Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Libbey Europe B.V.              The Netherlands              Libbey Glass                 Direct 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Royal Leerdam B.V.              The Netherlands              Libbey Europe B.V.           Indirect 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Leerdam Crystal B.V.            The Netherlands              Royal Leerdam B.V.           Indirect 100%
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                SCHEDULE 5.13(B)

                    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS


                   ENTITY                      JURISDICTION OF        DIRECT PARENT(s)           OWNERSHIP BY COMPANY
                                               INCORPORATION                                       (DIRECT/INDIRECT)
--------------------------------------------- ---------------- ---------------------------- ---------------------------
Vitocrisa Holding S. de R.L. de C.V.          Mexico           LGMH S. de R.L. de C.V.      Indirect 49%
--------------------------------------------- ---------------- ---------------------------- ---------------------------
Vitocrisa S. de R.L. de C.V.                  Mexico           Vitocrisa Holding S. de      Indirect 49%
                                                               R.L. de C.V.
--------------------------------------------- ---------------- ---------------------------- ---------------------------
Vitrocrisa Comercial S. de R.L. de C.V.       Mexico           Vitocrisa Holding S. de      Indirect 49%
                                                               R.L. de C.V.
--------------------------------------------- ---------------- ---------------------------- ---------------------------
Crisa Libbey S.A. de C.V.                     Mexico           LGA3 Corp.                   Indirect 49%
--------------------------------------------- ---------------- ---------------------------- ---------------------------
Crisa Industrial LLC                          Delaware         LGA4 Corp.                   Indirect 49%
--------------------------------------------- ---------------- ---------------------------- ---------------------------

Oneida Ltd. - Common stock investment valued at $15,050.00

                                  SCHEDULE 7.01


                             CERTAIN EXISTING LIENS


                                      None.

                                  SCHEDULE 7.02


                          CERTAIN EXISTING INVESTMENTS


a.       Loans to Holdings for dividends

                           1993 Q4                                                         $1,125,000
                           1994 Q1                                                         $1,125,000

                           Total                                                           $2,250,000


b.       Other investments:

         Company                    Description                                           Amount
         -------                    -----------                                           ------

         Regale                     Advance for product and a convertible
                                    instrument into equity                                $1,604,762

         CD Frost                   Note receivable from a supplier                       $  649,301

         Oneida Ltd.                Shares of common stock                                $   15,050


Note:    Amounts are as of 12/31/02


c.       Existing investments in Subsidiaries -- see attached chart.

                    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS





                                  [FLOW CHART]

                                  SCHEDULE 7.03


                          CERTAIN EXISTING INDEBTEDNESS


None.

                                  SCHEDULE 7.06


                       CERTAIN EXISTING LEASE OBLIGATIONS


None.

                                  SCHEDULE 7.13


                     CERTAIN EXISTING CONTINGENT OBLIGATIONS


None.

                                 SCHEDULE 10.02

                                     NOTICES

ADDRESS FOR NOTICES FOR BOTH BORROWERS

Libbey Glass Inc.
300 Madison Avenue
Toledo, OH 43604
Attn: Kenneth Wilkes
Phone: (419) 325-2100
Fax: (419) 325-2585
E mail: wilkekg@libbey.com

BANK OF AMERICA, NA

Requests for Credit Extensions:
------------------------------

Bank of America, N.A.
1850 Gateway Boulevard, 5th Floor
CA4-706-05-09
Concord, California 94520
Attention: Sally Escosa
Telephone: 925.675.8421
Facsimile: 888 969.2637
Electronic Mail: Rosalia.M.Escosa@bankofamerica.com
Account No.: 3750836479
Ref: Libbey Glass
ABA# 111000012

L/C Issuer for Standby Letters of Credit:
----------------------------------------

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention: Sandra Leon
Vice President
Telephone: 213.345.5231
Facsimile: 213.345.6694
Electronic Mail: Sandra.Leon@bankofamerica.com

L/C Issuer for Commercial Letters of Credit:
-------------------------------------------

Bank of America, N.A.
Trade Operations
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-15
Los Angeles, CA 90017-1466
Attention: Frantz Bellevue
Vice President
Telephone: 213.345.6616
Facsimile: 213.345.9665
Electronic Mail: Frantz.Bellevue@bankofamerica.com

Notices (other than Requests for Credit Extensions):
---------------------------------------------------

Bank of America, N.A.
Thomas R. Durham
Managing Director
231 South LaSalle Street
Chicago, IL 60604
Phone: 312.828.8044
Fax: 312.974.8681
Internet: Thomas.Durham@bankofamenca.com

Bank of America, N.A.
Agency Management #10831
1455 Market Street, 5th floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103
Attention: Shannon Collins
Telephone: 415-436-3497
Facsimile: 415-503-5024
Electronic Mail: Shannon.Collins@bankofamerica.com

BANK ONE, NA

Requests for Credit Extensions:
------------------------------
1 Bank One Plaza
Suite: IL-0634
Chicago, IL 60670
Attn:    April Yebd
         Telephone: (312) 732-4823
         Facsimile: (312) 732-4840
         Electronic Mail: april.yebd@bankone.com


Notices (other than Requests for Credit Extensions):
---------------------------------------------------
151 W. 51rst Street
New York, NY 10019
Attn:    Jules Panno
         Telephone: (212) 373-1194
         Facsimile: (212) 373-1180
         Electronic Mail: Jules.panno@bankone.com

FLEET NATIONAL BANK

Requests for Credit Extensions:
------------------------------
1185 Avenue of the Americas
New York, New York 10036
Attn:    Catherine Tiano
         Telephone: (212) 819-5755
         Facsimile: (212) 819-4141
         Electronic Mail: Catherine_tiano@fleet.com
         Account No. 1510351-15901
         Ref: Libbey Glass
         ABA# 021-300-019

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
1185 Avenue of the Americas
New York, New York 10036
Attn:    John C. Auth
         Telephone: (212) 819-5443
         Facsimile: (212) 819-4120
         Electronic Mail: John_C_Auth@fleet.com

THE BANK OF NOVA SCOTIA

Requests for Credit Extensions:
------------------------------
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308
Attn:    Mystro Whatley
         Telephone: (404) 877-1566
         Facsimile: (404) 877-8998
         Electronic Mail: mystro_whatley@scotiabank.com
         Account No. 0606634
         Ref: Libbey Glass Inc.
         ABA# 026002532

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
181 West Madison St.
Chicago, IL 60602
Attn:    James Casper
         Telephone: (312) 201-4145
         Facsimile: (312) 201-4108
         Electronic Mail: james_casper@scotiacapital.com

THE BANK OF TOKYO - MITSUBISHI, LTD., CHICAGO BRANCH

Requests for Credit Extensions:
------------------------------
227 West Monroe Street
Suite 2300
Chicago, Illinois 60606
Attn:    Cheryl Lyons
         Telephone: (312) 696-4709
         Facsimile: (312) 696-4532
         Account No. 1525720230
         Ref: Libbey Inc.
         ABA# 071002341

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
227 West Monroe Street
Suite 2300
Chicago, Illinois 60606
Attn:    John DiLegge
         Telephone: (312) 696-4680
         Facsimile: (312) 696-4535
         Electronic Mail: jdilegge@btmna.com

CREDIT INDUSTRIAL ET COMMERCIAL

Requests for Credit Extensions:
------------------------------
520 Madison Avenue
36th Floor
New York, New York 10022
Attn:    Laura Carosi
         Telephone: (212) 715-4541
         Facsimile: (212) 715-4477
         Electronic Mail: lcarosi@cicny.com


Notices (other than Requests for Credit Extensions):
---------------------------------------------------
520 Madison Avenue
36th Floor
New York, New York 10022
         Attn:    Eric Dulot
         Telephone: (212) 715-4430
         Facsimile: (212) 715-4535
         Electronic Mail: edulot@cicny.com

CREDIT LYONNAIS NEW YORK BRANCH

Requests for Credit Extensions:
1301 Avenue of the Americas
New York, New York 10019
Attn:    Jai Sanichar
         Telephone: (212) 261-7644
         Facsimile: (212) 459-3180
         Electronic Mail: jaikissoon.sanicher@clonericas.com
         Account No. 01-00688-0001-00
         Ref: Libbey Inc.
         ABA# 0260-0807-3

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
227 W. Monroe Street
Suite 3800
Chicago, Illinois 60606
Attn:    Joseph Philbin
         Telephone: (312) 220-7314
         Facsimile: (312) 641-0527
         Electronic Mail: philbin@clamericas.com

FIFTH THIRD BANK

Requests for Credit Extensions:
------------------------------
Attn:    Emily Worz
         Telephone: (419) 259-6891
         Facsimile: (419) 259-7879

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
 606 Madison Avenue
Toledo, Ohio 43604
Attn:    Michael R. Miller
         Telephone: (419) 259-7151
         Facsimile: (419) 259-7134
         Electronic Mail: mike.miller@53.com

NATIONAL CITY BANK

Requests for Credit Extensions:
------------------------------
23000 Millcreek Blvd., Loc.#7570
Highland Hills, OH
Attn:    Vernon Johnson
         Telephone: (216) 488-7099
         Facsimile: (216) 488-7110


Notices (other than Requests for Credit Extensions):
---------------------------------------------------
1001 S Worth Street
Loc# R-J40-4A
Birmingham, IL 48009
Attn:    Michael Hinz
         Telephone: (248) 901-2139
         Facsimile: (248) 901-2033
         Electronic Mail: Michael.hinz@nationalcity.com

THE BANK OF NEW YORK

Requests for Credit Extensions:
------------------------------
One Wall Street
21st Floor
New York, New York 10286
Attn:    Terry Blackburn
         Telephone: (212) 635-7938
         Facsimile: (212) 809-9060
         Account No. GLA/111556
         Ref:
         ABA# 021000018

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
One Wall Street
21st Floor
New York, New York 10286
Attn: Randolph E.J. Medrano
Telephone: (212) 635-6804
Facsimile: (212) 635-1483
Electronic Mail: rmedrano@bankofny.com

THE NORTHERN TRUST COMPANY

Requests for Credit Extensions:
------------------------------
50 South LaSalle Street
Chicago, Illinois 60675
Attn:    Jacque Bland
         Telephone: (312) 557-9748
         Facsimile: (312) 630-1566
         Account No. 071000152
         Ref: Libbey Inc. Transaction/Facility
         ABA# 021000018

Notices (other than Requests for Credit Extensions):
50 South LaSalle Street
Chicago, Illinois 60675
Attn:    Barbara B. Tuszynska
         Telephone: (312) 557-1441
         Facsimile: (312) 630-6062
         Electronic mail: bbtl@ntrs.com

JP MORGAN CHASE

Requests for Credit Extensions:
------------------------------
2300 Main Place Tower
Buffalo, New York 14202
Attn:    Tricia Bellich
         Telephone: (716) 858-1433
         Facsimile: (716) 843-4938
         Account No. Commercial Loan Depart
         Ref: Libbey Inc. Transaction/Facility
         ABA # 021000018

Notices (other than Requests for Credit Extensions):
---------------------------------------------------
250 West Huron Road, Ste. 520
Cleveland, OH  44113
Attn:    Henry Centa
         Telephone: (216) 479-2534
         Facsimile: (216) 479-2732
         Electronic mail: henry.w.centa@jpmorgan.com